                                                                    EXHIBIT 99.6

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                         OFFICE OF THRIFT SUPERVISION

                               ----------------

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
                                       [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement            COMMISSION ONLY (AS PERMITTED BY
                                           RULE 14A-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         GLENDALE FEDERAL BANK F.S.B.
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               (Name of Registrant as Specified in Its Charter)

                         GLENDALE FEDERAL BANK F.S.B.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
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    (2) Aggregate number of securities to which transaction applies:
  ----------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ----------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
  ----------------------------------------------------------------------------
    (5) Total fee paid:
  ----------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:
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

                         GLENDALE FEDERAL BANK F.S.B.
                           414 NORTH CENTRAL AVENUE
                          GLENDALE, CALIFORNIA 91203

                                                                  June 24, 1997

Dear Stockholder:

  On behalf of the Board of Directors, I cordially invite you to attend the Special Meeting of Stockholders of Glendale Federal Bank, Federal Savings Bank ("Glendale Federal" or the "Bank"), which will be held in the Hoeft Center Auditorium, located at 201 W. Lexington Drive, Glendale, California, at 10:00 a.m., California time, on Wednesday, July 23, 1997.

  As described in the accompanying Proxy Statement, stockholders will be asked at the Special Meeting to consider and vote upon a proposal to create a holding company for the Bank through a merger of the Bank with a wholly owned subsidiary created for that purpose (the "Reorganization"). As a result of the Reorganization, common stockholders of the Bank will become the sole common stockholders of the holding company. The Bank's Noncumulative Preferred Stock, Series E, will become noncumulative preferred stock of the holding company having equivalent terms, except that it will be convertible solely into common stock of the holding company rather than of the Bank. The Bank's outstanding common stock purchase warrants will similarly become warrants to purchase common stock of the holding company.

  The Board of Directors believes that the formation of a holding company will provide valuable financial and operating flexibility to your company. The accompanying Proxy Statement provides a detailed description of the Reorganization. The Board of Directors has unanimously approved the Reorganization and recommends that you vote in favor of it.

  Your vote is very important, regardless of the amount of stock you own. Please complete and sign each proxy card you receive and return it as soon as possible in the enclosed postage-paid envelope even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

  Thank you for your consideration of these matters and please vote today.


                                          Sincerely,

                                          /s/ Stephen J. Trafton

                                          Stephen J. Trafton
                                          Chairman of the Board

  IMPORTANT: IF YOUR GLENDALE FEDERAL STOCK IS HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY THEY CAN EXECUTE A PROXY ON YOUR BEHALF. TO ENSURE THAT YOUR STOCK IS VOTED, WE URGE YOU TO FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH FIRM OR NOMINEE WITH THIS PROXY STATEMENT OR TO TELEPHONE THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT TODAY AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY.

  IF YOU HAVE ANY QUESTIONS OR NEED HELP IN VOTING YOUR STOCK, PLEASE TELEPHONE CORPORATE RELATIONS: (818) 500-2824, OR CALL OUR PROXY SOLICITOR, MCCORMICK AND PRYOR: (800) 476-2508 (PIN NUMBER 4536).

                         GLENDALE FEDERAL BANK F.S.B.
                           414 NORTH CENTRAL AVENUE
                          GLENDALE, CALIFORNIA 91203
                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 23, 1997
                               ----------------

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Glendale Federal Bank, Federal Savings Bank, will be held in the Hoeft Center Auditorium, located at 201 W. Lexington Drive, Glendale, California, on Wednesday, July 23, 1997, at 10:00 a.m., California time, to:

  1.Approve the formation of a holding company for the Bank, to be named "Golden State Bancorp Inc." pursuant to the Agreement and Plan of
Reorganization attached as Appendix A to and described in the accompanying Proxy Statement.

  2.Transact such other business as may properly come before the Special Meeting or any adjournment thereof and may properly be acted upon, including adjournment of the Special Meeting, if necessary, to another time and date to permit the solicitation of additional proxies or votes in favor of the above proposal to be presented at the Special Meeting.

  The Board of Directors has selected June 16, 1997 as the record date for the Special Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof.

                                          By order of the Board of Directors

                                          /s/ James R. Eller, Jr.

                                          James R. Eller, Jr.
                                          Secretary

Glendale, California
June 24, 1997

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY OF PROXY STATEMENT................................................   3
VOTING AT THE SPECIAL MEETING.............................................   5
THE REORGANIZATION........................................................   6
  Reorganization Agreement................................................   6
  Recommendation of the Board of Directors................................   6
  Reasons for the Reorganization..........................................   6
  Description of the Reorganization.......................................   7
  Capitalization of the Company...........................................   9
  Conditions to the Reorganization; Abandonment...........................   9
  Amendment...............................................................   9
  Effective Time..........................................................  10
  Treatment of Stock and Warrant Certificates.............................  10
  Effect of Reorganization on Stock Option and Other Employee Benefit
   Plans..................................................................  10
  Dissenters' Rights......................................................  10
  Board of Directors and Management of the Company........................  11
  Market for Company Common Stock, Preferred Stock and Seven-Year
   Warrants; Anticipated Dividend Policy..................................  11
  Regulation of the Company...............................................  12
  Description of Glendale Federal Securities..............................  14
  GLENFED Debentures......................................................  20
  Description of Company Securities.......................................  20
  Comparison of Stockholder Rights........................................  21
  Certain Federal Income Tax Consequences.................................  27
  Accounting Treatment....................................................  29
ADDITIONAL INFORMATION....................................................  30
APPENDIX A--Agreement and Plan of Reorganization.......................... A-1
APPENDIX B--Certificate of Incorporation of Golden State Bancorp Inc. .... B-1
APPENDIX C--Bylaws of Golden State Bancorp Inc. .......................... C-1

                           SUMMARY OF PROXY STATEMENT

  This summary is qualified in its entirety by the more detailed information appearing elsewhere herein.

                          FORMATION OF HOLDING COMPANY

  Golden State Bancorp Inc. (the "Company") was incorporated under Delaware law by Glendale Federal Bank, Federal Savings Bank ("Glendale Federal" or the "Bank"), for the purpose of becoming the holding company for Glendale Federal. The Company currently conducts no business. Upon completion of the holding company formation transaction (the "Reorganization") described herein, the business activities of the Company will initially consist solely of the ownership of Glendale Federal as its wholly owned savings bank subsidiary.

  After the Reorganization, Glendale Federal will continue its current business and operations as a federally chartered savings bank. See "The Reorganization-- Reorganization Agreement."

Reasons for
 Reorganization.............  The Reorganization will provide greater financial and operating flexibility to Glendale Federal, including facilitation of future acquisitions, further development of Glendale Federal's commu-nity banking business and stock repurchase pro-grams if deemed advisable by the Board of Direc-tors in the future. See "The Reorganization--Rea-sons for the Reorganization."

Description of
 Reorganization.............  The Company will become the holding company for
                              Glendale Federal pursuant to the Reorganization Agreement described herein. Under the Reorganiza-tion Agreement, Glendale Interim Federal Savings Bank ("Interim") will be organized as a wholly owned subsidiary of the Company and will then be merged (the "Merger") into Glendale Federal. In the Merger, all outstanding Glendale Federal Com-mon Stock (other than certain shares held by a subsidiary of Glendale Federal) will be exchanged for Company Common Stock, and Glendale Federal's outstanding Five-Year Warrants and Seven-Year Warrants will become exercisable solely to pur-chase, and such of the GLENFED Debentures de-scribed herein as remain outstanding will become convertible solely into, Company Common Stock rather than Glendale Federal Common Stock. The Reorganization Agreement further provides that the outstanding Glendale Federal Preferred Stock, which is currently convertible by the holders thereof into Glendale Federal Common Stock, will be exchanged in the Merger for an equal number of shares of Company Preferred Stock having equiva-lent terms except that the Company Preferred Stock will be convertible solely into Company Common Stock. Stockholders of Glendale Federal will thus become the sole stockholders of the Company in its form as the holding company for Glendale Federal. See "The Reorganization--De-scription of the Reorganization."

Tax Consequences of
 Reorganization.............  Stockholders will not recognize any income, gain or loss for federal income tax purposes upon the exchange of their Glendale Federal common and preferred stock for common and preferred stock of the Company. See "The Reorganization--Certain Federal Income Tax

                              Consequences" for a more complete description of the tax effects of the Reorganization, including possible tax effects on holders of Glendale Fed-eral's outstanding warrants to purchase Glendale Federal Common Stock.

Market for Company Stock....  The Company Common Stock and the Company Pre-
                              ferred Stock received by Glendale Federal stock-holders in the Reorganization will be listed on the New York Stock Exchange ("NYSE"), with the respective trading symbols "GSB" and "GSBprA", effective as of the completion of the Reorganiza-tion, thus enabling Glendale Federal stockholders to trade their shares without interruption. The Company Common Stock will also be listed on the Pacific Exchange. The Seven-Year Warrants will continue to be quoted on the Nasdaq Small Capi-talization Market under the trading symbol "GSBNW". See "The Reorganization--Market for Com-pany Common Stock, Preferred Stock and Warrants; Anticipated Dividend Policy."

Directors and Management of
 the Company................  The directors of the Company following the Reor-
                              ganization will be the same persons as those serving as directors of Glendale Federal immedi-ately prior thereto. The officers of the Company will be the senior officers of Glendale Federal indicated herein under "The Reorganization--Board of Directors and Management of the Company."

Stockholder Vote Required
 for Approval...............  Approval of the proposed Reorganization described herein will require the affirmative vote of a ma-jority of the outstanding shares of Glendale Fed-eral Common Stock and of two-thirds of the out-standing shares of Glendale Federal Preferred Stock voting as a separate class. See "Voting at the Special Meeting."

                         VOTING AT THE SPECIAL MEETING

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Glendale Federal for use at the Special Meeting of Stockholders of Glendale Federal to be held on July 23, 1997, and at any postponements or adjournments thereof (the "Special Meeting"). The approximate date of mailing of this Proxy Statement is June 24, 1997.

  The Board of Directors of Glendale Federal has selected June 16, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. The only class of Glendale Federal stock outstanding having general voting power and therefore entitled to vote on all matters to be presented at the Special Meeting is Glendale Federal Common Stock, of which 50,341,334 shares were issued and outstanding at the close of business on the Record Date. Glendale Federal Noncumulative Preferred Stock, Series E (the "Glendale Federal Preferred Stock"), of which 4,621,982 shares were issued and outstanding at the close of business on the Record Date, will be entitled to vote as a separate class on the Reorganization that will be presented for stockholder approval at the Special Meeting, but will not be entitled to vote on any other matters. There were approximately 8,325 holders of Glendale Federal Common Stock and 44 holders of Glendale Federal Preferred Stock of record as of the close of business on the record date.

  The holders of Glendale Federal Common Stock entitled to vote at the Special Meeting will have one vote per share on all matters to come before the Special Meeting. Holders of Glendale Federal Preferred Stock will be entitled to one vote per share in connection with the separate class vote of such shares on the Reorganization. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

  The approval of the Reorganization will require the affirmative vote of a majority of the outstanding shares of Glendale Federal Common Stock (not including shares held by any subsidiary of Glendale Federal) and the affirmative vote of two-thirds or more of the outstanding shares of Glendale Federal Preferred Stock. Glendale Federal has the right to seek such approval of the holders of Glendale Federal Preferred Stock by written consent or at a separate meeting as well.

  All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR approval of the Reorganization proposal described herein and adjournment of the Special Meeting, if necessary, to another time and date to permit the solicitation of additional proxies or votes to approve the Reorganization. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Special Meeting by giving written notice of such revocation to the Secretary of Glendale Federal, including the filing of a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

  The cost of this solicitation will be paid by Glendale Federal. Glendale Federal has retained McCormick & Pryor to assist in the solicitation of proxies for a fee of $8,500 and reimbursement of certain expenses. To the extent necessary, proxies may also be solicited by personnel of Glendale Federal in person, by telephone or through other forms of communication. Glendale Federal personnel who participate in this solicitation will not receive any additional compensation for such solicitation. Glendale Federal will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

                              THE REORGANIZATION

REORGANIZATION AGREEMENT

  The Board of Directors of Glendale Federal has unanimously approved the formation of a holding company for Glendale Federal, to be named Golden State Bancorp Inc. (the "Company"), pursuant to the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of May 28, 1997, by and among Glendale Federal, the Company and Glendale Interim Federal Savings Bank ("Interim") described herein.

  The Company was recently incorporated under Delaware law by Glendale Federal for the purpose of completing the Reorganization and has no operating history. The common stockholders of Glendale Federal immediately prior to the completion of the Reorganization (other than Glendale Investment Corporation, a Glendale Federal subsidiary that currently holds 200,686 shares of Glendale Federal Common Stock) will become the Company's sole common stockholders. The outstanding shares of Glendale Federal Preferred Stock will be converted into Company Preferred Stock in the Reorganization. The Company Preferred Stock and such of the GLENFED Debentures described herein as remain outstanding will thereafter be convertible solely into, and Glendale Federal's outstanding Five-Year Warrants and Seven-Year Warrants will thereafter be exercisable only for, Company Common Stock rather than Glendale Federal Common Stock. Glendale Federal will continue its existing business and operations after the Reorganization under its existing name but as a wholly owned subsidiary of the Company rather than as a publicly held company. The consolidated capitalization, assets, liabilities, income, financial statements and board of directors of the Company immediately following the Reorganization will be substantially the same as those of Glendale Federal immediately prior to the Reorganization.

  The Reorganization Agreement is attached as Appendix A hereto and should be read for a complete statement of the terms and conditions of the Reorganization. The following discussion is qualified in its entirety by reference to the Reorganization Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of Glendale Federal unanimously recommends that the stockholders of Glendale Federal approve the Reorganization Agreement.

REASONS FOR THE REORGANIZATION

  The Board of Directors believes that creation of a holding company will provide valuable financial and operating flexibility that will better position Glendale Federal to take advantage of favorable opportunities as they arise.

  The holding company structure, which is used by most of Glendale Federal's bank and thrift institution competitors, may be used to facilitate acquisitions of financial institutions and other types of businesses. Such acquisitions could include acquisitions of community-oriented commercial banks in furtherance of Glendale Federal's consumer and small business banking strategies. The holding company structure will also facilitate repurchases of outstanding preferred or common stock should the Board of Directors determine in the future that such repurchases would be beneficial to stockholders and to the Company. Repurchases of stock directly by Glendale Federal in its current form as a savings bank would subject it to "recapture" (taxation at current income tax rates) of certain bad debt reserves it has previously excluded from income pursuant to applicable provisions of the Internal Revenue Code of 1986. A holding company would not generally be subject to such recapture taxes with respect to repurchases of stock issued by it. Repurchases of stock directly by Glendale Federal would also be subject to certain limitations and prior approval requirements under the regulations of the Office of Thrift Supervision ("OTS"), which is Glendale Federal's primary federal regulator, that would not be applicable to stock repurchases by a holding company.

DESCRIPTION OF THE REORGANIZATION

  The Reorganization will be accomplished through the steps summarized below. Descriptions of the classes of securities referred to below are set forth elsewhere herein under the captions "The Reorganization--Description of Glendale Federal Securities", "--GLENFED Debentures" and "--Description of Company Securities".

  (1) The Company has been incorporated as a wholly owned subsidiary of Glendale Federal under the laws of the State of Delaware.

  (2) The Company will organize Interim as an interim federal savings bank that will be a wholly owned subsidiary of the Company and will be used solely for the purpose of completing the Reorganization.

  (3) Interim will be merged (the "Merger") into Glendale Federal, with Glendale Federal being the surviving corporation.

  (4) As part of the Merger, the following stock exchanges, stock issuances and effects will occur automatically by operation of law and pursuant to the provisions of the Reorganization Agreement and the respective securities referred to below:

    (a) The shares of Glendale Federal Common Stock outstanding immediately prior to the Merger (other than the 200,686 shares of such stock currently held by Glendale Federal's subsidiary, Glendale Investment Corporation) will be converted on a one-for-one basis into shares of Company Common Stock, with the result that the holders of such outstanding common stock of Glendale Federal will become the Company's sole common stockholders. The shares of Glendale Federal Common Stock held by Glendale Investment Corporation will continue to be shares of Glendale Federal Common Stock after the Merger.

    (b) The Five-Year Warrants previously issued by Glendale Federal with respect to its Common Stock that remain outstanding immediately prior to the Merger will become exercisable solely for the number of shares of Company Common Stock that equals the number of shares of Glendale Federal Common Stock for which they are currently exercisable, and on the same terms as currently provided thereby.

    (c) The Seven-Year Warrants previously issued by Glendale Federal with respect to its Common Stock that remain outstanding immediately prior to the Merger will become exercisable solely for the number of shares of Company Common Stock that equals the number of shares of Glendale Federal Common Stock for which they are currently exercisable, and on the same terms and at the same exercise price as currently provided thereby.

    (d) The shares of Glendale Federal Preferred Stock outstanding immediately prior to the Merger will be converted on a one-for-one basis into shares of Company Preferred Stock, which will have substantially the same rights, preferences, privileges and other terms as the Glendale Federal Preferred Stock.

    (e) The GLENFED Debentures that remain outstanding immediately prior to the Merger will become convertible solely into Company Common Stock rather than Bank Common Stock.

  (5) The shares of common stock of the Company held by Glendale Federal immediately prior to the Merger will be canceled in the Merger.

  (6) The shares of common stock of Interim held by the Company immediately prior to the Merger will be converted into shares of Glendale Federal Common Stock and Glendale Federal Series 1997-A Preferred Stock having equivalent rights, preferences, privileges and other terms as the Glendale Federal Preferred Stock, with the result that after the Merger all of the issued and outstanding stock of Glendale Federal (other than the shares of such stock currently held by Glendale Investment Corporation) will be owned by the Company.

  The following table shows the outstanding classes of securities of Glendale Federal prior to the Reorganization and the classes of securities issued by the Company, or that will be convertible into or exercisable for Company Common Stock, that will be outstanding immediately after completion of the Reorganization. In the Reorganization, the holders of the Glendale Federal securities described in the left-hand side of the table immediately prior to the Reorganization will become holders of the indicated securities described in the right-hand side of the table. The table does not include the GLENFED Debentures, which are obligations solely of a subsidiary of Glendale Federal, will not be affected by the Reorganization, except that they will become convertible into Company Common Stock rather than Glendale Federal Common Stock, and will not become obligations of the Company. All share amounts shown are based on the securities of Glendale Federal outstanding on the Record Date for the Special Meeting (June 16, 1997) and reflect (in the case of the Company) that the Glendale Federal securities will be exchanged for Company securities on a one-for-one basis.



[CHART APPEARS HERE -                        [CHART APPEARS HERE -
 BEFORE REORGANIZATION]                       AFTER REORGANIZATION]


--------
(1) After the Reorganization, Glendale Federal will have outstanding 50,341,334 shares of Common Stock (not including the shares held by Glendale Investment Corporation), all of which shares will be owned by the Company.
(2) After the Reorganization, Glendale Federal will have outstanding 4,621,982 shares of Noncumulative Preferred Stock, Series 1997-A, all of which will be owned by the Company.

CAPITALIZATION OF THE COMPANY

  Glendale Federal intends to declare and pay a dividend of $15 million to the Company promptly after consummation of the Reorganization. It is currently anticipated that such dividend will be used for general working capital purposes and for payment of dividends on the Company Preferred Stock. Additional financial resources may be available to the Company in the future through borrowings, debt or equity financings, including amounts received in payment for Company Common Stock in the event of exercise of Seven-Year Warrants by the holders thereof, or dividends paid to the Company by Glendale Federal. For a discussion of regulatory limitations on the payment of dividends by Glendale Federal to the Company, which limitations are based primarily on regulatory capital levels, see "The Reorganization--Market for Company Common and Preferred Stock; Anticipated Dividend Policy."

  Glendale Federal's capital currently exceeds applicable regulatory requirements. At March 31, 1997, Glendale Federal's stockholders' equity was $986.4 million, or approximately 6.4% of its total assets, and its regulatory capital was in excess of the amounts required to be "well capitalized" pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, with core capital exceeding the 5.00% requirement for such status by $160.9 million, Tier 1 risk-based capital exceeding the 6% requirement for such status by $400.7. million and risk-based capital exceeding the 10% requirement for such status by $155.9 million.

CONDITIONS TO THE REORGANIZATION; ABANDONMENT

  The Reorganization Agreement sets forth several conditions which must be met before the Reorganization will be completed, including the following: (i) approval of the Reorganization Agreement by the affirmative vote of a majority of the shares of Glendale Federal Common Stock eligible to be voted at the Special Meeting and by the affirmative vote of at least two-thirds of the outstanding shares of Glendale Federal Preferred Stock voting as a separate class; (ii) receipt of an opinion of counsel acceptable in form and substance to Glendale Federal, generally to the effect that the Reorganization will not be treated as a taxable transaction for federal income tax purposes (counsel has advised that it expects to be able to provide its opinion to such effect based on current law, regulations and precedents; see "The Reorganization-- Certain Federal Income Tax Consequences"); (iii) approval of the Reorganization by the OTS; and (iv) receipt of all approvals, reviews and consents from any other governmental agencies or other third parties which may be required for the lawful completion of the Reorganization (no such governmental or third party approvals, other than such as may be required under federal and state securities laws, are currently anticipated to be required).

  An application for approval of the Reorganization has been filed with the OTS and a registration statement relating to the issuance of shares of the Company Common Stock upon the exercise of the Seven-Year Warrants or conversion of the GLENFED Debentures by the holders thereof after the completion of the Reorganization, has been filed with the Securities and Exchange Commission (the "SEC") but has not yet been declared effective by the SEC. Appropriate listing applications relating to the Company Common Stock and Preferred Stock, and to the Seven-Year Warrants, have also been filed with the NYSE, the Pacific Exchange and Nasdaq. It is currently expected that final action on each of the foregoing applications and other filings will be received prior to or shortly after the date of the Special Meeting.

  The Reorganization Agreement provides that it may be terminated at any time prior to the Effective Time (as defined below) by the Board of Directors of Glendale Federal, the Company or Interim.

AMENDMENT

  The Boards of Directors of Glendale Federal, the Company and Interim may amend the Reorganization Agreement if they determine for any reason that such amendment would be advisable. Such amendment may occur at any time prior to the completion of the Reorganization, whether before or after stockholder approval of the Reorganization Agreement, except that after stockholder approval, the Reorganization Agreement will not be amended in any respect deemed material and adverse to the stockholders by such Boards of Directors.

EFFECTIVE TIME

  The Reorganization will become effective on the date and time (the "Effective Time") on which articles of combination pertaining to the Reorganization are filed with and endorsed by the Corporate Secretary of the OTS. The Effective Time is currently expected to occur shortly after the Special Meeting.

TREATMENT OF STOCK AND WARRANT CERTIFICATES

  After the Effective Time, (i) Glendale Federal Common Stock certificates (other than those representing shares held by Glendale Investment Corporation) and Glendale Federal Preferred Stock certificates will represent, by operation of law, the same number of shares of Company Common Stock or Company Preferred Stock, respectively, as the number of shares of Glendale Federal Common Stock or Glendale Federal Preferred Stock represented by such stock certificates immediately prior to the Effective Time, and the holders of such certificates will have all of the rights of holders of Company Common Stock or Company Preferred Stock, as the case may be, and (ii) the Five-Year Warrants and the Seven-Year Warrants will entitle the holders thereof solely to purchase the number of shares of Company Common Stock that equals the number of shares of Glendale Federal Common Stock for which such Five-Year Warrants and Seven-Year Warrants, respectively, were currently exercisable immediately prior to the Effective Time, and on the same terms and conditions and at the same exercise price, and the Company will assume all of Glendale Federal's obligations with respect to such Five-Year Warrants and Seven-Year Warrants.

  After the Effective Time, stockholders will be entitled, but not required, to exchange their Glendale Federal stock certificates for new certificates evidencing the same number of shares of corresponding stock of the Company. The NYSE and the Pacific Exchange will accept the delivery of existing Glendale Federal stock certificates in transactions subsequent to the Effective Time as constituting "good delivery" of shares of stock of the Company. New warrant certificates will also be issued in exchange for outstanding Five-Year Warrants or Seven-Year Warrants upon request by the holders thereof. ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), 400 South Hope Street, 4th Floor, Los Angeles, California 90071 is the principal Transfer Agent and Registrar for Glendale Federal's Common and Preferred Stock and is the Warrant Agent with respect to the Five-Year Warrants and the Seven-Year Warrants. It will act in the same capacities for the Common Stock and Preferred Stock of the Company and will continue as the Warrant Agent for the Five-Year Warrants and the Seven-Year Warrants.

EFFECT OF REORGANIZATION ON STOCK OPTION AND OTHER EMPLOYEE BENEFIT PLANS

  Upon completion of the Reorganization, stock options with respect to shares of Glendale Federal Common Stock granted under the Glendale Federal 1993 Stock Option and Long Term Performance Incentive Plan (the "Stock Option Plan") and outstanding prior to completion of the Reorganization will automatically become options to purchase the same number of shares of Company Common Stock upon identical terms and conditions and for an identical price. The Company will assume all of Glendale Federal's obligations with respect to the Stock Option Plan and such outstanding options.

  All other employee benefit plans of Glendale Federal will be unchanged by the Reorganization except that any plan, such as the Sheltered Pay Plan, which holds Glendale Federal Common Stock will, following the completion of the Reorganization, instead hold a corresponding number of shares of Company Common Stock.

DISSENTERS' RIGHTS

  Stockholders of Glendale Federal will not have any dissenters' rights with respect to the Reorganization. Under the regulations of the OTS, the stockholders of a federally chartered savings bank with stock which is listed on the NYSE are not entitled to dissenters' rights in connection with a merger involving such savings association if the stockholders are required to accept only "Qualified Consideration" for the stock. "Qualified Consideration" is defined to include cash, shares of stock of any savings association or bank or corporation which at the effective date of the merger will be listed on a national securities exchange or listed on the Nasdaq National Market or any combination of such shares of stock and cash. The Glendale Federal Common Stock and the Glendale Federal Preferred Stock are each listed on the NYSE and the Company Common Stock and the Company Preferred Stock will be so listed at the Effective Time.

BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY

  Board of Directors. Following consummation of the Reorganization, the Board of Directors of the Company will be elected by the stockholders of the Company, and the Board of Directors of Glendale Federal will be elected by the Company, as the sole stockholder of Glendale Federal. The initial Board of Directors of the Company consists of nine members, all of whom are current members of the Board of Directors of Glendale Federal and will serve in the same classes of directorships and will have the same unexpired terms as directors of the Company as they have with Glendale Federal. Approval of the Reorganization by the stockholders of Glendale Federal will be deemed to be approval of the initial directors of the Company without further action and without changes in classes and terms.

  The Board of Directors of the Company has established executive and audit committees, which have the same members as the current comparable committees of the Board of Directors of Glendale Federal.

  Management. Following consummation of the Reorganization, the executive officers of the Company and Glendale Federal will be elected annually or appointed by or under the direction of their respective Boards of Directors and will hold office until their successors are elected and qualified. The executive officers of the Company currently are as follows: Stephen J. Trafton, Chairman of the Board, Chief Executive Officer and President; Richard
A. Fink, Vice Chairman; John E. Haynes, Chief Financial Officer; and James R. Eller, Jr., Secretary.

MARKET FOR COMPANY COMMON STOCK, PREFERRED STOCK AND SEVEN-YEAR WARRANTS; ANTICIPATED DIVIDEND POLICY

  Market for Company Common Stock. Glendale Federal Common Stock is currently listed on the NYSE and the Pacific Exchange and Glendale Federal Preferred Stock is currently listed on the NYSE. The Company Common Stock and Company Preferred Stock, respectively, that will be issued in exchange therefor in connection with the Reorganization have also been approved for such listing by the NYSE and the Pacific Exchange upon official notice of issuance under the trading symbols "GSB" and "GSBprA," respectively. Accordingly, it is anticipated that stockholders will be able to trade their shares on the NYSE and the Pacific Exchange without interruption upon completion of the Reorganization. The Seven-Year Warrants will continue to be quoted on the Nasdaq Small Capitalization Market under the trading symbol "GSBNW."

  Anticipated Dividend Policy. Holders of Company Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of funds legally available therefor. Consistent with Glendale Federal's current policy, the Company's dividend policy will be primarily to retain earnings for use in its business and therefore the Company has no present plan to declare or pay a cash dividend with respect to Company Common Stock, but does intend to pay regular dividends on the Company Preferred Stock to be issued in the Reorganization. The timing and amount of future dividends will be within the discretion of the Board of Directors of the Company and will depend on the consolidated earnings, financial condition, liquidity and capital requirements of the Company and its subsidiaries, principally including the Bank, applicable governmental statutes, regulations and policies and other factors deemed relevant by the Board of Directors.

  After consummation of the Reorganization, dividends from Glendale Federal will be the Company's primary source of funds for the payment of dividends because initially the Company will have no source of income other than such dividends, including the $15 million dividend to the Company proposed to be declared and paid by Glendale Federal promptly after consummation of the Reorganization. Under OTS regulations, the ability of a savings association such as Glendale Federal to pay dividends and make other "capital distributions" (such as repurchases of its stock) depends on its classification in one of three categories based primarily on its regulatory capital and supervisory status. Glendale Federal is currently a "Tier 1" institution (the highest rating) for purposes of the OTS capital distributions regulation. Tier 1 institutions, which meet fully phased-in capital requirements and are subject only to "normal supervision," may, subject to 30 days prior notice to the OTS, pay the higher of (i) the sum of 100% of the institution's net income to date during the calendar year and the amount that would reduce by one-half the institution's surplus capital ratio at the beginning of the calendar year or (ii) 75% of net income over the last four quarters. The OTS may prohibit any otherwise permitted capital distribution if the OTS determines that the making of the distribution would constitute an unsafe or unsound practice. As of March 31, 1997, Glendale Federal would have been limited to an aggregate capital distribution in the amount of approximately $177.2 million under this regulation.

  In addition, dividend distributions made by Glendale Federal to any holder of its stock, including the Company, in excess of its current and accumulated earnings and profits as calculated for federal income tax purposes, as well as distributions in dissolution or in redemption or liquidation of stock, may result in the "recapture" (recognition as taxable income) of Glendale Federal's "tax bad debt reserves," and could result in additional tax liability to Glendale Federal on a "gross up" basis pursuant to which both the amount of the dividend or other distribution and the amount of tax occasioned thereby are deemed to have come from the tax bad debt reserve and are therefore taxed at current federal income tax rates. This may have an adverse effect on the ability to Glendale Federal to pay dividends or to redeem stock.

  The ability of Glendale Federal to make funds available to the Company also will be subject to restrictions imposed by federal law on the ability of any such savings association to extend credit to the Company and its non-bank subsidiaries, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to invest in the stock or securities thereof, or to take such stock or securities as collateral for loans to any borrower. For additional information, see "The Reorganization--Regulation of the Company-- Transactions with Affiliates."

REGULATION OF THE COMPANY

  The references to law and regulations which are applicable to the Company and Glendale Federal set forth below and elsewhere herein are brief summaries which do not purport to be complete and are qualified in their entirety by reference to such laws and regulations. In addition, from time to time various bills are introduced in the United States Congress which could result in additional or in less regulation of the business of the Company and Glendale Federal. It cannot be predicted at this time whether any such legislation actually will be adopted or how such adoption would affect the business of the Company or Glendale Federal.

  General. Upon consummation of the Reorganization, the Company will be a savings and loan holding company and in such capacity will be required to register with and will be subject to examination and supervision by the OTS.

  A savings and loan holding company is prohibited by federal law from (i) acquiring control (as defined) of a savings association or holding company thereof without prior OTS approval, (ii) acquiring more than 5% of the voting shares of a "savings association" (which term includes federal savings banks) or holding company thereof which is not a subsidiary without prior OTS approval, subject to certain exceptions, (iii) acquiring through merger, consolidation or purchase of assets, another savings association or holding company thereof without prior OTS approval, or (iv) acquiring control of an uninsured institution. No director or officer of a savings and loan holding company or person owning or controlling more than 25% of such holding company's voting shares may, except with the prior approval of the OTS, acquire control of any savings association which is not a subsidiary of such holding company.

  Transactions with Affiliates. Transactions between a savings association and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. In a holding company context, the parent holding company of a savings association (such as the Company will be after the Reorganization) and any companies which are controlled by such parent holding company are "affiliates" of the savings association. Generally, Sections 23A and 23B (i) limit the extent to which the savings association or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such association's capital stock and surplus, and impose an aggregate limit on all such transactions with affiliates of 20% of such capital stock and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the association or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, investments in securities issued by the affiliate, purchases of assets, issuances of guarantees and other similar types of transactions. In addition to the restrictions imposed by Sections 23A and 23B of the Federal Reserve Act, other federal law provides that no savings association may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the savings association.

  In addition, Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, to an executive officer and to a greater than 10% stockholder of a savings association, and certain affiliated interests of either thereof, may not exceed, together with all other outstanding loans to such person and affiliated interests, the limit imposed on association loans to one borrower (which generally equals 15% of the association's unimpaired capital and surplus). Section 22(h) further requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as those offered in comparable transactions to non-affiliated persons and also requires prior board approval for certain loans. In addition, the aggregate amount of credit extended by a savings association to all directors, executive officers and principal stockholders cannot exceed the association's unimpaired capital and surplus. Section 22(g) places additional restrictions on loans to executive officers.

  Activities Limitations. So long as the Company owns only Glendale Federal, and provided that Glendale Federal continues to comply with the "qualified thrift lender" test described below, the Company will not be subject to any general restrictions on the types of business activities in which it may engage, either directly or through subsidiaries. In the event the Company were to acquire an additional savings association subsidiary and not combine it with Glendale Federal, thereby becoming a "multiple savings and loan holding company" (as defined in applicable federal law), or were to acquire a bank and thereby to become a "bank holding company," the Company would become subject to the respective types of activities restrictions summarized below.

  A multiple savings and loan holding company or subsidiary thereof which is not an insured institution generally may not commence, or continue for more than 180 days after becoming a multiple savings and loan holding company or a subsidiary thereof, any business activity other than (i) furnishing or performing management services for a subsidiary savings association, (ii) conducting an insurance agency or an escrow business, (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary savings association, (iv) holding or managing properties used or occupied by a subsidiary savings association, (v) acting as trustee under deeds of trust,
(vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies or (vii) subject to prior approval of the OTS, those activities authorized by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as permissible investments for bank holding companies.

  In order to acquire a commercial bank as a separate subsidiary the Company would be required to file an application with the Federal Reserve Board for approval to become a bank holding company. As a bank holding company, the Company would be subject to regulation by the Federal Reserve Board and its business activities (including its nonbank subsidiaries) would be limited to activities which the Federal Reserve Board has determined to be sufficiently closely related to banking and to meet certain other criteria. The currently permitted activities are set forth in the Federal Reserve Board's Regulation Y (12 CFR (S)225 et seq.). These activities limitations are similar to, but in some respects more limiting than, those applicable to a multiple savings and loan holding company.

  If a savings association subsidiary of a "unitary" savings and loan holding company (one that owns only one savings association) fails to meet its "qualified thrift lender" test, the holding company becomes subject to the activity restrictions applicable to multiple savings and loan holding companies and must register as a bank holding company. The definition of savings association qualified thrift investments ("QTIs") and the qualified thrift lender test in combination require that QTIs represent 65% of "portfolio assets." Portfolio assets are defined as total assets less intangibles, property used by a savings association in its business and liquidity investments in an amount not exceeding 20% of the total assets. Generally, QTIs are residential housing related assets. Glendale Federal's QTIs were substantially in excess of 65% of Glendale Federal's portfolio assets as of March 31, 1997.

  A savings association that does not meet its qualified thrift lender test must either convert to a bank charter or comply with the following restrictions on its operations: (i) the association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for both a savings association and a national bank; (ii) the branching powers of the association will be restricted to those of a national bank; (iii) the association will not be eligible to obtain new advances from any Federal Home Loan Bank ("FHLB"); and (iv) payment of dividends by the association will be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the association ceases to be a qualified thrift lender, it must cease any activity, and must not retain any investment, that is not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

DESCRIPTION OF GLENDALE FEDERAL SECURITIES

 General.

  Glendale Federal's charter currently authorizes the issuance of 100,000,000 shares of Glendale Federal Common Stock and 50,000,000 shares of preferred stock. As of June 16, 1997, 50,341,334 shares of Glendale Federal Common Stock (excluding shares held by Glendale Investment Corporation) and 4,621,982 shares of Glendale Federal Preferred Stock, Series E, were outstanding.

 Glendale Federal Common Stock.

  Shares of Glendale Federal Common Stock are entitled to share equally in the assets available for distribution upon liquidation, subject to any prior rights of the holders of any series of preferred stock of Glendale Federal then outstanding. Holders of Glendale Federal Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of Glendale Federal out of funds of Glendale Federal legally available for such payment, subject to the superior rights of the holders of any series of preferred stock of Glendale Federal that may be issued. The ability of Glendale Federal to pay dividends on Glendale Federal Common Stock is contingent, among other things, upon Glendale Federal meeting applicable regulatory capital requirements. Each share of Glendale Federal Common Stock is entitled to one vote, except as to the cumulation of votes in the election of directors. There are no preemptive or other rights to subscribe for any shares.

 Glendale Federal Preferred Stock.

  The outstanding shares of Noncumulative Preferred Stock, Series E (which is referred to elsewhere herein as the "Glendale Federal Preferred Stock") currently constitute Glendale Federal's only outstanding series of preferred stock.

  Rank. The Glendale Federal Preferred Stock is subordinate to all indebtedness of Glendale Federal, including, without limitation, customer deposit accounts. The Glendale Federal Preferred Stock is, prior to conversion, superior and prior in rank to Glendale Federal Common Stock and to all other Junior Stock. "Junior Stock" is defined for this purpose to mean Glendale Federal Common Stock and any other classes or series of equity securities of Glendale Federal not expressly designated as being on a parity with, or senior to, the Glendale Federal Preferred Stock. Glendale Federal has the power to create and issue additional preferred stock or other classes of stock ranking on a parity with the Glendale Federal Preferred Stock, or that constitute Junior Stock, without any approval or consent of the holders of the Glendale Federal Preferred Stock.

  Dividends. Holders of the Glendale Federal Preferred Stock are entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available therefor, noncumulative cash dividends at an annual rate of 8.75% (expressed as a percentage of the $25.00 per share liquidation preference of the Glendale Federal Preferred Stock). Dividends on the Glendale Federal Preferred Stock are payable in quarterly installments as of the first day of January, April, July and October of each year to holders of record as of a date fixed by the Board of Directors of Glendale Federal not less than 30 or more than 60 days prior to the date such dividend is paid. Quarterly dividend periods (each a "Preferred Stock Dividend Period") commence on December 1, March 1, June 1 and September 1 of each year and end on and include the date preceding commencement of the next following Preferred Stock Dividend Period. Dividends on the shares of Glendale Federal Preferred Stock are noncumulative so that if a dividend on the shares of Glendale Federal Preferred Stock with respect to any Preferred Stock Dividend Period is not declared by the Board of Directors, then Glendale Federal will not be obligated at any time to pay a dividend on the shares of Glendale Federal Preferred Stock in respect of such Preferred Stock Dividend Period, whether or not dividends are declared and paid in respect of any subsequent dividend period.

  Unless full cash dividends on the Glendale Federal Preferred Stock for a Preferred Stock Dividend Period have been or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof set apart), no full dividends may be declared or paid or set apart for payment on preferred stock of Glendale Federal of any series ranking, as to dividends, on a parity with the Glendale Federal Preferred Stock for any period. When cash dividends are not paid in full (or declared and a sum sufficient for such full payment so set apart) upon the preferred stock of Glendale Federal of any series ranking, as to dividends, on a parity with the Glendale Federal Preferred Stock, no dividends may be declared on any series of stock ranking, as to dividends, junior to the Glendale Federal Preferred Stock and all dividends declared upon shares of Glendale Federal Preferred Stock and any such parity stock will be declared pro rata based upon the respective amounts that would have been paid thereon had dividends been paid in full.

  Unless (i) full cash dividends on the Glendale Federal Preferred Stock have been declared and paid or set aside for payment for the four most recent Preferred Stock Dividend Periods and (ii) Glendale Federal has declared a cash dividend on the Glendale Federal Preferred Stock at the annual dividend rate for the current Preferred Stock Dividend Period and sufficient funds have been set apart for the payment of such cash dividend, Glendale Federal may not declare or pay or set aside for payment any dividends (other than dividends payable in Junior Stock) or make any other distribution upon Junior Stock or redeem, purchase or otherwise acquire any Junior Stock for any consideration (and no monies may be paid to or made available for a sinking fund for the redemption of any shares of any such stock) except by conversion into or exchange for Junior Stock.

  As described herein, OTS regulations of general application impose limitations upon certain capital distributions by savings institutions, including cash dividends.

  Conversion. The Glendale Federal Preferred Stock is convertible, at the option of the holders thereof, into Glendale Federal Common Stock at a conversion ratio of 2.404 shares of Glendale Federal Common Stock for each share of Glendale Federal Preferred Stock, subject to adjustment in certain events as described below.

  The conversion right with respect to such shares terminates at the close of business on the fifth day immediately preceding the date fixed for redemption (as described under "Optional Redemption" below) of such shares, provided that no default by Glendale Federal in the payment of the applicable redemption price (including any declared and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption, unless a notice of conversion shall have been received, and the certificate(s) representing the shares to be converted shall have been surrendered, prior to that time.

  The holder of record of a share of Glendale Federal Preferred Stock on a record date with respect to the payment of a dividend declared on the Glendale Federal Preferred Stock is entitled to receive such dividend on such share of Glendale Federal Preferred Stock on the corresponding dividend payment date notwithstanding the conversion thereof after such record date. No payment or adjustment is to be made on conversion for dividends declared on the shares of Glendale Federal Preferred Stock or for dividends on Glendale Federal Common Stock issued on conversion.

  The conversion price is subject to adjustment in certain events, including:
(i) the issuance of any capital stock of Glendale Federal as a dividend or distribution on Glendale Federal Common Stock; (ii) the combination, subdivision or reclassification of Glendale Federal Common Stock; (iii) the issuance to all holders of Glendale Federal Common Stock of rights or warrants entitling them to subscribe for or purchase Glendale Federal Common Stock at less than the then current market price (as defined) of Glendale Federal Common Stock; (iv) the distribution to all holders of Glendale Federal Common Stock of evidences of Glendale Federal's indebtedness or other assets (including securities, but excluding the dividends, distributions, rights and warrants, referred to in clauses (i) and (iii) above, and any dividend or distribution paid in cash out of surplus or retained earnings); or (v) the issuance, sale or exchange of shares of Glendale Federal Common Stock for consideration having a fair market value that is less than the current market value. No such adjustment of less than 1% of the conversion rate will be required; provided, that any such adjustment not made due to this limitation must be carried forward and taken into account in any subsequent adjustment determination.

  In the event of a consolidation or merger or similar transaction pursuant to which the outstanding shares of Glendale Federal Common Stock are by operation of law exchanged for, or changed, reclassified or converted into, other stock or securities, or cash or other property, or any combination thereof, there shall be no adjustment to the conversion price by virtue thereof. The outstanding shares of Glendale Federal Preferred Stock shall, in such case, be assumed by and shall become preferred stock of any successor or resulting entity having in respect of such entity, insofar as possible, the same powers, preferences, and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, that the Glendale Federal Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Glendale Federal Preferred Stock shall be convertible, otherwise on the same terms and conditions, into the consideration so receivable by a holder of the number of shares of Glendale Federal Common Stock into which such shares of Glendale Federal Preferred Stock could have been converted immediately prior to such transaction if such holder failed to exercise any rights of election to receive any kind or amount of consideration receivable upon such transaction.

  Fractional shares of Glendale Federal Common Stock will not be delivered upon conversion, but a cash adjustment will be paid in respect of such fractional interests, based on the average of the closing sales prices of Glendale Federal Common Stock on the NYSE for the five business days immediately preceding the date of conversion. Glendale Federal shall at all times reserve a sufficient number of shares of Glendale Federal Common Stock to effect the conversion of all shares of Glendale Federal Preferred Stock then outstanding.

  Optional Redemption. Subject to applicable laws or regulations, the shares of Glendale Federal Preferred Stock are redeemable, in whole or in part, at the option of Glendale Federal, on 20 to 45 days notice, from time to time at any time on or after October 1, 1998 at the following per share redemption prices, plus in each case an amount equal to any dividends that have been declared thereon but remain unpaid as of the date of redemption, if redeemed during the twelve-month period beginning October 1 of each of the following years:

                                                            REDEMPTION PRICE
                                                          PER SHARE OF GLENDALE
   YEAR                                                  FEDERAL PREFERRED STOCK
   ----                                                  -----------------------
     1998...............................................        $26.09375
     1999...............................................         25.87500
     2000...............................................         25.65625
     2001...............................................         25.43750
     2002...............................................         25.21875
     2003 and thereafter................................         25.00000

  The redemption of shares of Glendale Federal Preferred Stock is subject to certain limitations imposed by OTS regulations of general application.

  If a notice to convert shares of Glendale Federal Preferred Stock into shares of Glendale Federal Common Stock, as described under "Conversion" above, shall have been received by Glendale Federal and the certificates representing such shares shall have been surrendered on or prior to the fifth day immediately preceding the redemption date specified in the notice of redemption, such shares may not be redeemed.

  After a notice of redemption has been given, if on or before the redemption date specified therein all funds necessary for such redemption have been set aside by Glendale Federal separate and apart from its other funds or deposited in trust for the account of the holders of the shares to be redeemed, on and after such redemption date, notwithstanding that any certificate for shares of the Glendale Federal Preferred Stock so called for redemption has not been surrendered for cancellation, the shares represented thereby will be deemed no longer to be outstanding, the dividends thereon will cease to accrue, and all rights with respect to such shares so called for redemption will cease and terminate, except only the right to receive such money set aside or deposited in trust without interest.

  Voting Rights. As described herein, the holders of Glendale Federal Preferred Stock will be entitled to vote on a separate class basis on the Reorganization described herein. Except as described below or as otherwise required by law, the holders of Glendale Federal Preferred Stock do not have any other voting rights.

  If Glendale Federal fails to pay cash dividends on the Glendale Federal Preferred Stock with respect to any six Preferred Stock Dividend Periods the number of directors of Glendale Federal will be increased by two and, subject to compliance with any requirement for regulatory approval of (or nonobjection to) persons serving as directors, the holders of Glendale Federal Preferred Stock, together with any other holders of preferred stock of Glendale Federal having similar voting rights, voting together as a single class, will have the right to elect up to two members of the Board of Directors.

  The holders of Glendale Federal Preferred Stock and such other holders may only exercise such special class voting rights at the next annual meeting and each subsequent annual meeting until dividends have been paid or declared and set aside on the Glendale Federal Preferred Stock and such other Glendale Federal preferred stock for four consecutive Preferred Stock Dividend Periods. The term of directors elected by holders of Glendale Federal Preferred Stock and such other holders shall terminate upon the payment or declaration and setting aside for payment of full dividends on the shares held thereby for four consecutive Preferred Stock Dividend Periods.

  So long as any Glendale Federal Preferred Stock is outstanding and unless the consent or approval of a greater number of shares is then required by law or regulation, Glendale Federal may not, without the affirmative vote or consent of the holders of two-thirds of all outstanding shares of Glendale Federal Preferred Stock voting as a separate class, amend or otherwise alter or repeal any provision of the Glendale Federal Charter, including any supplementary charter section, which would materially and adversely affect the rights, preferences, powers or privileges of the Glendale Federal Preferred Stock, including any amendment which would (i) authorize, create, issue or increase the authorized or issued amount of any class or series of any equity securities of Glendale Federal, ranking prior thereto as to dividends or upon liquidation, dissolution or winding up of Glendale Federal or (ii) authorize, create, issue or increase any warrants, options or other rights convertible or exchangeable into or evidencing a right to purchase any amount of any such class or series.

  Liquidation Rights. Upon liquidation, dissolution or winding up of the affairs of Glendale Federal, after payment or provision for payment of the debts and other liabilities of Glendale Federal, the holders of Glendale Federal Preferred Stock are entitled to receive in full out of the assets of Glendale Federal, including its capital, $25.00 per share of Glendale Federal Preferred Stock, plus any dividends that have been declared but remain unpaid as of such date, before any amount shall be paid or distributed to the holders of Glendale Federal Common Stock or other Junior Stock. If, upon any liquidation, dissolution or winding up of Glendale Federal, the amounts payable with respect to the Glendale Federal Preferred Stock and all other outstanding parity stock cannot be paid in full, the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. After payment of the full preferential amount to which they are entitled upon any liquidation, dissolution or winding up, the holders of Glendale Federal Preferred Stock will have no right or claim to any of the remaining assets of Glendale Federal. The merger or consolidation of Glendale Federal into or with any other company or the merger of any other company into it, or the sale, lease or conveyance of all or part of the assets of Glendale Federal, shall not be deemed to be a voluntary or involuntary dissolution, liquidation, or winding up.

  Effect of Reorganization. Pursuant to the Reorganization described herein,
(i) the shares of Glendale Federal Preferred Stock outstanding prior to the Effective Time will be converted on a one-for-one basis into shares of Company Preferred Stock and (ii) a number of shares of the new class of Glendale Federal Series 1997-A Preferred Stock described below equal to the number of issued and outstanding shares of Glendale Federal Preferred Stock immediately prior to the Reorganization will be issued by Glendale Federal to the Company and will thereupon constitute all of the issued and outstanding preferred stock of Glendale Federal.

 Glendale Federal Series 1997-A Preferred Stock.

  Pursuant to the Reorganization described herein, a new class of Glendale Federal preferred stock, to be named Noncumulative Preferred Stock, Series 1997-A, par value $1.00 per share (the "Glendale Federal Series 1997-A Preferred Stock"), will be created. The Glendale Federal Series 1997-A Preferred Stock will have rights, preferences, privileges and terms that are equivalent as those of the Glendale Federal Preferred Stock, as described above. Glendale Federal may not, without the approval of the Company, authorize, create, issue or increase the authorized or issued amount of any preferred stock of Glendale Federal ranking prior to the Glendale Federal Series 1997-A Preferred Stock, either as to dividend rights or rights on liquidation, dissolution or winding up of Glendale Federal.

 Five-Year Warrants.

  Glendale Federal has a class of common stock purchase warrants outstanding (the "Five-Year Warrants") that were originally issued pursuant to that certain Warrant Agreement, dated as of February 23, 1993, entered into between Glendale Federal and Chemical Trust Company of California ("Chemical") as Warrant Agent. ChaseMellon has succeeded to Chemical's position as such Warrant Agent.

  The Five-Year Warrants entitle the registered holder thereof (the "Five-Year Warrant Holder") to receive from Glendale Federal one share of Glendale Federal Common Stock for every ten Five-Year Warrants (or such other number as may result from adjustment as provided in the Warrant Agreement) at an exercise price of zero ($0.00) per share, at any time after one year from the date of issuance until the expiration of the Five-Year Warrant five years from the date such Five-Year Warrants first became exercisable. The number of shares of Glendale Federal Common Stock for which a Five-Year Warrant may be exercised is subject to adjustment from time to time upon the occurrence of certain events, including (i) dividends, subdivisions, combinations or reclassifications of shares of Glendale Federal Common Stock, (ii) certain issuances of options, rights or warrants to all holders of shares of Glendale Federal Common Stock, (iii) certain issuances of Glendale Federal Common Stock at less than the then current market value of such stock and (iv) certain distributions to all holders of Glendale Federal Common Stock of other types of stock, evidences of indebtedness or assets. Pursuant to the foregoing provisions, the number of shares issuable upon exercise of the Five-Year Warrants was adjusted to reflect the one-for-ten reverse stock split that was effected in connection with the recapitalization of Glendale Federal that was completed in August 1993. Accordingly, each currently outstanding Five-Year Warrant entitles the holder thereof to receive one-tenth of the number of shares of Glendale Federal Common Stock that is stated in the original form of such Five-Year Warrant.

  Holders of Five-Year Warrants are not entitled, by virtue of being such holders, to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any rights of stockholders of Glendale Federal.

  As of April 30, 1997 the Five-Year Warrants outstanding were exercisable for an aggregate of 1,554 shares of Glendale Federal Common Stock. At the Effective Time, each of the unexercised Five-Year Warrants then issued and outstanding shall, in accordance with its original terms, automatically by operation of law, and without necessity of any exchange by the holder thereof, become a Five-Year Warrant to purchase the number of shares of Company Common Stock that equals the number of shares of Glendale Federal Common Stock for which such Five-Year Warrant is currently exercisable, on the same terms and conditions and at the same price, and the Company shall assume all of Glendale Federal's obligations with respect to such Five-Year Warrants.

 Seven-Year Warrants.

  Glendale Federal also has a class of common stock purchase warrants outstanding (the "Seven-Year Warrants") that were originally issued under that certain Warrant Agreement, dated as of August 15, 1993, entered into between Glendale Federal and Chemical. ChaseMellon has succeeded to Chemical's position as such Warrant Agent. Each Seven-Year Warrant entitles the holder thereof to purchase one share of Glendale Federal Common Stock for a purchase price of $12.00 per share payable in cash (the "Exercise Price"), subject to adjustment as described below.

  Each Seven-Year Warrant became exercisable on September 14, 1994 and will expire on August 21, 2000. No adjustment will be made for any cash dividends paid on shares of Glendale Federal Common Stock issuable upon exercise of the Seven-Year Warrants. The Seven-Year Warrants may be exercised only for whole shares of Glendale Federal Common Stock.

  The number of shares of Glendale Federal Common Stock or other securities issuable upon exercise of each Seven-Year Warrant and the Exercise Price are subject to adjustment upon the issuance of a stock dividend to holders of Glendale Federal Common Stock, or a combination, subdivision or reclassification of Glendale Federal Common Stock. The Exercise Price is subject to adjustment upon the distribution by Glendale Federal to the holders of Glendale Federal Common Stock generally of certain rights to subscribe for Glendale Federal Common Stock at less than current market value, but the number of shares of Glendale Federal Common Stock or other securities issuable upon exercise of each Seven-Year Warrant will not be adjusted proportionately. No adjustment in the Exercise Price or the number of shares of Glendale Federal Common Stock issuable upon the exercise of Seven-Year Warrants of less than 1% will be required to be made; provided, that any such adjustment not made must be carried forward and taken into account in any subsequent adjustment determination until cumulative adjustments reach 1%.

  Notwithstanding the foregoing, in case of a consolidation, merger, sale or conveyance of the property of Glendale Federal as an entirety or substantially as an entirety, the holder of each outstanding Seven-Year Warrant shall continue to have the right to exercise the Seven-Year Warrant for the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of shares of Glendale Federal Common Stock for which such Seven-Year Warrant was exercisable immediately prior thereto.

  The Warrant Agreement for the Seven-Year Warrants may be amended or supplemented without the consent of the registered holders of the Seven-Year Warrants to effect changes that are not inconsistent with the provisions of the Seven-Year Warrants and that do not adversely affect the interests of the holders of Seven-Year Warrants. The Warrant Agreement for the Seven-Year Warrants may also be amended with the consent of the holders of more than 50% in number of the Seven-Year Warrants then outstanding; provided, that no such amendment may modify the terms on which the Seven-Year Warrants are exercisable or change the percentage of holders of Seven-Year Warrants who must consent to such amendments.

  No holder of Seven-Year Warrants is entitled to vote or receive dividends or be deemed for any purpose to be a holder of Glendale Federal Common Stock or any other securities of Glendale Federal that may at any time be issuable upon the exercise of the Seven-Year Warrants until the Seven-Year Warrants are properly exercised as provided in the Warrant Agreement. The Seven-Year Warrants are listed for trading on Nasdaq Small Capitalization Market.

  As of April 30, 1997 the Seven-Year Warrants outstanding were exercisable for an aggregate of 10,848,217 shares of Glendale Federal Common Stock. At the Effective Time, each of the unexercised Seven-Year Warrants then issued and outstanding shall, in accordance with its original terms, automatically by operation of law, and without necessity of any exchange by the holder thereof, become a warrant to purchase the number of shares of Company Common Stock that equals the number of shares of Glendale Federal Common Stock for which such warrant is currently exercisable, on the same terms and conditions and at the same exercise price, and the Company shall assume all of Glendale Federal's obligations with respect to the Seven-Year Warrants.

GLENFED DEBENTURES

  The GLENFED Debentures are subordinated, unsecured obligations of Glendale Investment Corporation, a wholly owned subsidiary of Glendale Federal, that are currently outstanding in the aggregate principal amount of $10.5 million, bear interest at 7.75% per annum, mature on March 15, 2001 and are redeemable at the option of Glendale Investment Corporation at 100% of their principal amount. The GLENFED Debentures were originally issued by GLENFED Inc., the former holding company for Glendale Federal, pursuant to an Indenture, dated as of March 15, 1986, entered into between GLENFED Inc. and Manufacturers Hanover Trust Company, as Trustee. The GLENFED Debentures became obligations solely of Glendale Investment Corporation as a result of the merger of GLENFED Inc. into Glendale Investment Corporation in connection with the recapitalization of Glendale Federal accomplished in August 1993.

  The GLENFED Debentures are currently convertible into shares of Glendale Federal Common Stock at the conversion price of $706.25 per share, or 1.416 shares of Glendale Federal Common Stock for each $1,000 of principal amount thereof. Upon completion of the Reorganization described herein the GLENFED Debentures will be convertible solely into shares of Company Common Stock at such conversion price and number of shares per $1,000 principal amount thereof. Thereafter, the conversion price of the GLENFED Debentures will, in accordance with their original terms, remain subject to adjustment in certain events relating to the Company.

DESCRIPTION OF COMPANY SECURITIES

 General.

  The Certificate of Incorporation of the Company authorizes the issuance of capital stock consisting of 100,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, each with a par value of $1.00 per share. Currently, no shares of common stock or preferred stock of the Company are issued or outstanding. Prior to the Reorganization, 100 shares of Company Common Stock will be issued to Glendale Federal. After the Reorganization is consummated, such shares will be canceled. The Company Common Stock, like the Glendale Federal Common Stock, will represent nonwithdrawable capital, will not be of an insurable type and will not be insured by the Federal Deposit Insurance Corporation.

  The Board of Directors of the Company is authorized to issue preferred stock in one or more series and to establish the voting powers, designations, preferences or other special rights of the shares of each such series of the preferred stock and the qualifications, limitations and restrictions thereof. The preferred stock may rank prior to Company Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into Company Common Stock. The holders of any class or series of preferred stock also may have the right to vote separately as a class or series under the terms of such class or series or as may be otherwise provided by Delaware law.

  In the future, the authorized but unissued shares of Company Common Stock and the authorized but unissued shares of preferred stock of the Company will be available for issuance for general corporate purposes, including, but not limited to, possible issuance (i) as stock dividends or stock splits, (ii) in future mergers or acquisitions, (iii) pursuant to stock compensation plans of the Company, (iv) in connection with the exercise of the Five-Year Warrants or the Seven-Year Warrants, (v) with respect to the conversion of the Company Preferred Stock, or (vi) in future private placements or public offerings. The Company has no present plans for the issuance of additional authorized shares of its capital stock, other than in the Reorganization and pursuant to the Stock Option Plan. Except as may otherwise be required to approve a merger or (to the extent stockholder approval is required by applicable law or the regulations of the NYSE or by any exchange on which the Company's capital stock may then be listed) any other corporate transaction in which the additional authorized shares of Company Common Stock or authorized shares of preferred stock of the Company would be issued, no stockholder approval will be required for the issuance of additional shares of capital stock of the Company.

 Company Common Stock.

  Each share of Company Common Stock has the same relative rights as, and is identical in all respects with, each other share of Company Common Stock. Each share of Company Common Stock will entitle the holder thereof to one vote on all matters upon which stockholders have the right to vote. Stockholders of the Company will be entitled to cumulate their votes for the election of directors. Subject to all of the rights of the Company Preferred Stock, the holders of Company Common Stock will be entitled to dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor.

  Holders of shares of Company Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Company Common Stock will not be subject to call or redemption and, upon receipt by the Company of the full purchase price therefor, each share of Company Common Stock will be fully paid and non-assessable.

  In the event of any liquidation or dissolution of the Company, the holders of Company Common Stock will be entitled to receive, after payment or provision for payment of all debts and liabilities of the Company, all assets of the Company available for distribution, in cash or in kind. The holders of Company Preferred Stock, if any Company Preferred Stock is then outstanding, will have a priority over the holders of Company Common Stock in the event of liquidation or dissolution.

 Company Preferred Stock.

  The Company will issue the Company Preferred Stock, which will be designated as the Company's Noncumulative Convertible Preferred Stock, Series A, par value $1.00 per share, solely in exchange for the Glendale Federal Preferred Stock in the Reorganization. Each share of Company Preferred Stock will have the same relative rights as, and will be identical in all respects with, each other share of Company Preferred Stock.

  The Company Preferred Stock will have substantially the same rights, preferences, privileges and terms as the Glendale Federal Preferred Stock described above, except that the Company Preferred Stock will be convertible solely into shares of Company Common Stock rather than shares of Glendale Federal Common Stock. In addition, and unlike the currently outstanding Glendale Federal Preferred Stock, the Company will not, under the terms of the Company Preferred Stock, be permitted to incur Indebtedness (as defined) that would rank prior to the Company Preferred Stock without the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Preferred Stock. The term "Indebtedness" is defined as indebtedness for money borrowed, indebtedness evidenced by notes, debentures, bonds or other securities and any renewals, deferrals, increases or extensions of any such indebtedness, but does not include any of the foregoing types of indebtedness incurred by a subsidiary of the Company or the proceeds of which are to be applied to redeem or repurchase all then outstanding shares of the Company Preferred Stock.

  So long as any Company Preferred Stock is outstanding and unless the consent or approval of a greater number of shares is then required by law or regulation, the Company may not, without the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Company Preferred Stock voting as a separate class, amend or otherwise alter or repeal any provision of the Company's Certificate of Incorporation which would materially and adversely affect the rights, preferences, powers or privileges of the Company Preferred Stock.

COMPARISON OF STOCKHOLDER RIGHTS

  General. As a result of the Reorganization, the holders of Glendale Federal Common Stock and Glendale Federal Preferred Stock will become stockholders of the Company, a Delaware corporation. Although Glendale Federal believes that the rights of the holders of Glendale Federal Common Stock and Glendale Federal Preferred Stock and the stockholders of the Company are equivalent except as described below, there are certain differences in stockholder rights arising from distinctions between laws with respect to federally chartered savings associations and the Delaware General Corporation Law (the "DGCL") and from distinctions between Glendale Federal's Charter and Bylaws and the Company's Certificate of Incorporation and Bylaws.

  The following discussion is not intended to be a complete statement of the differences between the rights of stockholders of Glendale Federal and the Company, but rather summarizes what are believed to be the material similarities and differences between the respective rights of such holders. Such discussion is qualified in its entirety by reference to the Charter and Bylaws of Glendale Federal, to the Certificate of Incorporation and Bylaws of the Company which are attached as Appendix B and Appendix C hereto, and to the applicable provisions of the DGCL. Stockholders should read the entire Certificate of Incorporation and Bylaws of the Company for a complete statement of provisions thereof that may be of particular interest to them.

  Authorized Capital Stock. The Company's authorized capital stock consists of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock. Glendale Federal's authorized capital stock also consists of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock.

  Issuance of Capital Stock. Under the Charter of Glendale Federal, shares of common stock may be issued as approved by its Board of Directors without the approval of the stockholders, except that no shares of common stock (including shares issuable upon conversion, exchange or exercise of other securities) may be issued, directly or indirectly, to officers, directors or controlling persons of Glendale Federal (other than as part of a general public offering or as qualifying shares to a director) unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Such restrictions are not contained in the Certificate of Incorporation of the Company or the DGCL. The rules of the NYSE, however, generally require corporations with securities which are quoted on the NYSE to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax law treatment under current laws and regulations.

  Each share of Company Common Stock and Glendale Federal Common Stock is entitled to one vote per share except that Glendale Federal's Bylaws and applicable OTS regulations and the Company's Certificate of Incorporation authorize cumulative voting in elections of directors.

  Glendale Federal's Charter permits, but does not require, the provision of separate class voting rights for holders of preferred stock of Glendale Federal only under specified circumstances, including (i) to approve any amendment, alteration or repeal of the Charter that would materially and adversely affect the rights, preferences, powers or privileges of the Glendale Federal Preferred Stock, (ii) to permit such holders to elect up to two directors of the Board of Directors of Glendale Federal in the event dividends have not been paid for six dividend periods and (iii) to approve the authorization, creation, issuance or increase in the authorized or issued amount of any class or series of any equity securities of Glendale Federal, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of Glendale Federal ranking prior to the Glendale Federal Preferred Stock either as to dividend rights or rights on liquidation, dissolution or winding up of Glendale Federal. A merger, consolidation, reorganization or other business combination in which Glendale Federal is not the surviving or successor entity, or an amendment that increases the number of authorized shares of Glendale Federal Preferred Stock or substitutes the surviving entity in a merger or consolidation for Glendale Federal, is not deemed, for purposes of such general Charter authorizations of separate class voting, a material and adverse change requiring a vote of the holders of preferred stock of Glendale Federal. For a description of the specific provisions of Glendale Federal Preferred Stock that is currently outstanding, including the circumstances under which the holders thereof are entitled to vote as a separate class, see "The Reorganization--Description of Glendale Federal Securities--Glendale Federal Preferred Stock." The Certificate of Incorporation of the Company does not contain any specification or limitation on the circumstances under which separate class voting rights may be provided to a particular class or series of Company Preferred Stock.

  Payment of Dividends. The ability of Glendale Federal to pay dividends on its capital stock is restricted by OTS regulations and by federal income tax considerations related to savings associations such as Glendale Federal. See "The Reorganization--Market for Company Common and Preferred Stock; Anticipated Dividend Policy." Although the Company is not subject to these restrictions as a Delaware corporation, such restrictions will indirectly affect the Company because dividends from Glendale Federal will be the Company's primary source of funds for the payment of dividends to stockholders of the Company. In addition, the DGCL generally provides that, subject to any restrictions in a corporation's certificate of incorporation, the board of directors of a corporation may declare and pay dividends upon the shares of its capital stock either (i) out of its surplus (as defined in the DGCL) or (ii) in the event that there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

  Board of Directors. Glendale Federal's Charter and Bylaws, on the one hand, and the Certificate of Incorporation and Bylaws of the Company, on the other hand, require the Board of Directors of Glendale Federal and the Company, respectively, to be divided into three classes as nearly equal in number as possible. With respect to each entity, the members of each class of directors are elected for terms of three years each and until their successors are elected and qualified, with one class being elected annually.

  The Charter of Glendale Federal provides that the number of directors shall be not less than five nor more than fifteen, except when a greater number is approved by the OTS. The Certificate of Incorporation of the Company provides that the number of directors shall be not less than five nor more than fifteen. In each case the exact number of directors is established by the Board of Directors. The Company's Board of Directors currently consists of nine directors, each of whom (including the class and term of each director) is currently a Director of Glendale Federal. See "The Reorganization--Board of Directors and Management of the Company."

  Under Glendale Federal's Bylaws, any vacancies in the Board of Directors of Glendale Federal (including vacancies resulting from an increase in the number of directors) may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next election of directors by stockholders. Under the Company's Certificate of Incorporation, any vacancy occurring in the Board of Directors of the Company, including any vacancy created by reason of an increase in the number of directors, similarly may be filled by a majority vote of the remaining directors or by the stockholders entitled to vote at any Annual or Special Meeting. Any director so chosen shall hold office until the next stockholders' meeting at which directors are elected to the class to which such replacement director was elected by Board action, and until his or her successor is elected and qualified.

  Under Glendale Federal's Bylaws, at a meeting of the stockholders called expressly for that purpose, any director may be removed for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, provided that if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a member. The Company's Certificate of Incorporation provides that any director may be removed only for cause by the holders of a majority of the outstanding shares of the Company entitled to vote at an election of directors. The foregoing limitation on the removal of directors for cause with respect to cumulative voting by Glendale Federal stockholders does not apply with respect to the Company, and, thus, it may be less difficult to remove directors of the Company for cause.

  Indemnification of Directors, Officers and Employees; Limitation on Liability. Neither Glendale Federal's Bylaws nor its Charter make specific provision for indemnification of directors, officers or employees of Glendale Federal, although applicable OTS regulations authorize such indemnification and the advancement of litigation defense costs, subject to certain limitations and approval requirements and the Board of Directors has adopted a resolution implementing such authority.

  The Company's Certificate of Incorporation and Bylaws provide that each person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) (a "Proceeding"), by reason of the fact that he or she is or was a director, officer employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall be paid by the Company for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under the Certificate of Incorporation and Bylaws or otherwise. Unlike Glendale Federal, there is no regulatory supervision of the indemnification of officers or directors of the Company.

  The rights of indemnification provided in the Company's Bylaws are not exclusive of any other rights that may be available under the Company's Bylaws, any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. In addition, the Bylaws require the Company to maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, whether or not the Company would have the power to provide indemnification to such person.

  The above-described indemnification provisions have been included in the Certificate of Incorporation and Bylaws of the Company in recognition of the need to reduce, in appropriate cases, the risks incident to serving as a director or officer and to enable the Company to attract and retain the best personnel available as directors, officers and employees. In light of the complexities and pressures placed on directors, officers and employees of publicly-held corporations, and especially companies involved in the complex and fast-changing financial services industry, the Boards of Directors of Glendale Federal and the Company believe that the time, efforts and talent of directors, officers and employees of Glendale Federal and the Company should be directed to managing the business of these entities, rather than being forced to act defensively out of concern over costly personal litigation.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  In addition to the above described provisions relating to indemnification, the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for any breach of the duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, certain improper corporate distributions in violation of Section 174 of the DGCL or any transaction from which the director derived any improper personal benefit. This provision is authorized under the current provisions of the DGCL. No comparable provisions are contained in the Glendale Federal Charter. The Company's Certificate of Incorporation further provides that if the DGCL is amended to further eliminate or limit the personal liability of directors then the liability of directors of the Company shall be limited or eliminated to the fullest extent then permitted under the DGCL.

  Special Meetings of Stockholders. Glendale Federal's Bylaws provide that special meetings of the stockholders of Glendale Federal may be called by the Chairman of the Board, a majority of the Board of Directors or upon the written request of the holders of not less than ten percent of the outstanding capital stock of Glendale Federal entitled to vote at the meeting. The Bylaws of the Company also provide that special meetings of the stockholders of the Company may be called by such persons.

  Stockholder Action Without Meeting. Glendale Federal's Bylaws provide that any action that is required or permitted to be taken by stockholders at any annual or special meeting may be taken by a consent in writing signed by all of the stockholders entitled to vote with respect to the subject matter. The Certificate of Incorporation and Bylaws of the Company provide the same with respect to stockholder action without a meeting.

  Stockholder Nominations and Proposals. Glendale Federal's Bylaws contain a provision which provides that stockholders may make nominations for election of directors or proposals for new business if written notice thereof is filed with the Secretary of Glendale Federal at least five days prior to the date of the annual meeting. The Company's Bylaws contain similar provisions.

  Mergers, Consolidations and Sales of Assets. Federal regulations generally require the approval of two-thirds of the entire Board of Directors of Glendale Federal and the holders of two-thirds of the outstanding stock of Glendale Federal entitled to vote thereon to authorize mergers, consolidations and sales of all or substantially all of Glendale Federal's assets. Such regulations permit Glendale Federal to merge with another corporation without obtaining the approval of its stockholders if: (i) it does not involve an interim savings association; (ii) Glendale Federal's Charter is not changed;
(iii) each share of Glendale Federal stock outstanding immediately prior to the effective date of the transaction is to be an identical outstanding share or a treasury share of Glendale Federal after such effective date; and (iv) either (A) no shares of voting stock of Glendale Federal and no securities convertible into such stock are to be issued or delivered under the plan of combination or (B) the authorized unissued shares or the treasury shares of voting stock of Glendale Federal to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Glendale Federal outstanding immediately prior to the effective date of the transaction. Such transactions would also be subject to regulatory approval.

  The DGCL generally requires the approval of the Board of Directors and of the holders of a majority of the outstanding stock of each constituent corporation to vote thereon to approve a merger consolidation or sale of substantially all of the assets of a Delaware corporation. The DGCL provides that no vote of the stockholders of a corporation surviving a merger shall be necessary to authorize the merger if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) each share of such corporation outstanding immediately prior to the effective date of the merger is to be an identical share of the surviving corporation after the effective date of the merger and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the agreement of merger, or the authorized unissued shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of such corporation outstanding immediately prior to the effective date of the merger. In addition, the DGCL provides that no vote of stockholders of a constituent corporation shall be necessary to authorize a merger or consolidation if no shares of the stock of such corporation have been issued prior to the adoption by the board of directors of the resolution approving the agreement of merger. The DGCL also permits the Company to merge with a subsidiary without approval of the stockholders of either corporation if the Company owns at least 90% or more of the outstanding shares of each class of the corporation and if the Company is the surviving corporation. Thus, there are more instances in which mergers, consolidations and sales of all or substantially all assets may be authorized without a vote of the stockholders with respect to the Company than with respect to Glendale Federal.

  As the holder of the issued and outstanding Glendale Federal Common Stock after consummation of the Reorganization, the Company will be able to authorize certain mergers, consolidations or other business combinations involving Glendale Federal without the approval of the stockholders of the Company.

  Business Combinations with Interested Stockholders. Glendale Federal's Charter generally requires the affirmative vote of the holders of at least two-thirds of the Voting Stock (as defined) of Glendale Federal to for any "Business Combination." A Business Combination includes certain types of transactions entered into by Glendale Federal or one of its subsidiaries with, or upon a proposal by, any person that is the direct or indirect beneficial owner of more than 10% of the voting stock of Glendale Federal. Certain exceptions are provided in the case of transactions approved by the Board of Directors or that meet certain price and procedural criteria intended to provide equal treatment to all stockholders.

  The Company will also be subject to the limitations on business combinations with interested stockholders imposed by Section 203 of the DGCL. In general, subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined broadly to cover a wide range of corporation transactions, including mergers, sales of assets, issuance of stock, transactions with subsidiaries and the receipt of disproportional financial benefits. In addition, Section 203 defines an "interested stockholder" to include any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such an entity or person.

  The Boards of Directors of the Company and of Glendale Federal are not aware of any current effort to acquire control of either the Company or Glendale Federal.

  Dissenters' Rights of Appraisal. Federal regulations applicable to Glendale Federal generally provide that a stockholder of a federally chartered savings association which engages in a merger or consolidation with another depository institution, or sale of all or substantially all of its assets shall have the right to demand payment from such association of the fair or appraised value of his or her stock in the association, subject to specified procedural requirements. The stockholders of a federally chartered savings association with stock which is listed on a national securities exchange or quoted on the Nasdaq National Market, however, are not entitled to dissenters' rights of appraisal in connection with a merger involving such savings association if the stockholders are required to accept only "Qualified Consideration" for their stock. "Qualified consideration" is defined to include cash, shares of stock of any association or corporation which at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq National Market or any combination of such shares of stock and cash.

  After the Reorganization, the rights of appraisal of dissenting stockholders of the Company will be governed by the DGCL. A stockholder of a Delaware corporation generally has the right to dissent from any merger or consolidation involving the corporation, subject to specified procedural requirements. A stockholder exercising dissenters' rights is entitled to receive the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. However, subject to certain exceptions, no dissenters' rights are available for the shares of any class or series of stock which were, at the record date fixed with respect to the approval of the merger or consolidation, either (i) listed on a national securities exchange or quoted on the Nasdaq National Market or (ii) held of record by more than 2,000 holders.

  Amendment of Governing Instruments. No amendment of Glendale Federal's Charter may be made unless it is first proposed by the Board of Directors of Glendale Federal, then preliminarily approved by the OTS, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to the provisions of the Charter relating to directors, including the number and election thereof, and to certain business combinations may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than two-thirds of the outstanding stock of Glendale Federal entitled to vote thereon. The Company's Certificate of Incorporation provides that the Company may alter, amend, rescind or repeal any provision contained therein in the manner now or hereafter prescribed by statute, except that certain provisions thereof (those relating to the classification and term of the Board of Directors, the higher vote required for certain business combinations, special meetings of stockholders, amendment of bylaws, action by written consent of stockholders, directors' liability and indemnification provisions) may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than two-thirds of the outstanding stock of the Company entitled to vote thereon. In contrast to the Glendale Federal Charter, no regulatory approval of an amendment of the Certificate of Incorporation of the Company will be required.

  The Bylaws of Glendale Federal may be amended by a resolution adopted by a majority of the directors then in office or by the vote of a majority of the outstanding stock entitled to vote thereon, subject to OTS approval. The Bylaws of the Company may be altered, amended or repealed in the same manner as the Bylaws of Glendale Federal, except that no OTS approval will be required for such amendments.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following general summary of the material United States federal income tax consequences of the Reorganization to holders of Glendale Federal Common Stock, Glendale Federal Preferred Stock, Five-Year Warrants and Seven-Year Warrants is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect, which changes could affect the tax consequences described herein. The summary only applies to investors that hold Glendale Federal Common Stock, Glendale Federal Preferred Stock, Five-Year Warrants or Seven-Year Warrants as capital assets and does not address tax considerations which may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, and persons who acquired such stock or warrants pursuant to employee stock options or plans. In addition, this summary does not discuss the consequences of the ownership of Company Common Stock, Company Preferred Stock, Five-Year Warrants or Seven-Year Warrants, nor does this summary discuss the consequences of the ownership of, or of the Reorganization to holders of, GLENFED Debentures. Holders should be aware that the views expressed herein are not binding on the Internal Revenue Service ("IRS") and there can be no assurance that the IRS will not assert contrary positions. No rulings have been sought from the IRS with respect to the Reorganization and it is not currently expected that such rulings will be sought.

  EACH HOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION TO SUCH HOLDER.

  General. Mayer, Brown & Platt, counsel to the Company and Glendale Federal, is of the opinion that the formation of Interim and its merger with and into Glendale Federal will be disregarded for federal income tax purposes, and that the Reorganization will be treated as an exchange, governed by the provisions of Section 351 of the Code, of Glendale Federal Common Stock for Company Common Stock and Glendale Federal Preferred Stock for Company Preferred Stock. This opinion is based on certain factual representations of the Company and Glendale Federal. Except as provided below, the remainder of this summary assumes, in accordance with this opinion, that the Reorganization will be treated as a transaction to which Code Section 351 applies.

  Holders of Glendale Federal Common Stock and Glendale Federal Preferred Stock. No income, gain or loss will be recognized by Glendale Federal stockholders upon the conversion pursuant to the Reorganization of their Glendale Federal Common Stock into Company Common Stock, or of their Glendale Federal Preferred Stock into Company Preferred Stock, respectively. The aggregate tax basis of Company Common Stock received by a holder of Glendale Federal Common Stock and the aggregate tax basis of Company Preferred Stock received by a holder of Glendale Federal Preferred Stock, as the case may be, will be the same as the holder's aggregate tax basis in the Glendale Federal Common Stock or Glendale Federal Preferred Stock, as the case may be, for which such stock is received in the Reorganization. If, however, the stockholder holds both Glendale Federal

Common Stock and Glendale Federal Preferred Stock and receives Company Common Stock and Company Preferred Stock in the Reorganization, the holder's aggregate tax basis in such Glendale Federal Common Stock and Glendale Federal Preferred Stock will be allocated between the Company Common Stock and Company Preferred Stock received in proportion to the fair market values of each. The holding period of the Company Common Stock received by a holder of Glendale Federal Common Stock and the holding period of the Company Preferred Stock received by a holder of Glendale Federal Preferred Stock, as the case may be, will be the same as the holder's holding period of the Glendale Federal Common Stock or Glendale Federal Preferred Stock, as the case may be, for which such stock is received.

  Holders of Five-Year Warrants and Seven-Year Warrants. Following the Reorganization of Glendale Federal, the holders of Five-Year Warrants and Seven-Year Warrants will be entitled, pursuant to their original terms, to receive Company Common Stock rather than Glendale Federal Common Stock upon any exercise of such Five-Year Warrants and Seven-Year Warrants. For U.S. federal income tax purposes, with respect to holders of Seven-Year Warrants this alteration of rights (an "Alteration") will be deemed to constitute a current taxable exchange of "old" Seven-Year Warrants for "new" Seven-Year Warrants, if such Alteration constitutes a modification of terms which results in "new" Seven-Year Warrants that differ materially, either in kind or extent, from the "old" Seven-Year Warrants. A similar analysis would apply to the alteration of rights of holders of Five-Year Warrants (assuming that "new" Five-Year Warrants constitute, for federal income tax purposes, Company Common Stock). (See the discussion in the second succeeding paragraph below regarding the consequences to holders of Five-Year Warrants if "new" Five-Year Warrants were determined to constitute Company Common Stock.)

  The law is unclear as to whether an Alteration with respect to either the Seven-Year Warrants or the Five-Year Warrants would be treated as a taxable exchange and there is no direct authority addressing the issue. The principles of Treasury regulations which address the circumstances in which an alteration of the terms of a debt instrument constitutes a taxable exchange may provide some guidance as to whether the Alterations constitute taxable exchanges. Although those regulations could imply that the Alterations would be treated as taxable exchanges, those regulations specifically, by their terms, do not apply to non-debt instruments such as the Five-Year Warrants or Seven-Year Warrants. Prior precedents involving executory rights, which may be more relevant than the principles of these debt modification regulations, suggest that the fruition of executory rights present in the original terms of instruments like the Five-Year Warrants and Seven-Year Warrants may not cause a taxable exchange. Such argument appears most compelling where, as in the present case, the right is nonelective as to the holder of the instrument, arises automatically on account of the occurrence of an independently significant event outside the control of the holder and results in holders having immediately after the event substantially the same economic rights (i.e., rights to become equity owners of essentially the same economic value). However, the promulgation of the aforementioned Treasury regulations regarding the modification of debt instruments raises doubt regarding the extent to which these precedents continue to constitute authority for the view that the Alterations do not constitute taxable exchanges. Holders of Five-Year Warrants and Seven-Year Warrants should be aware that the IRS could on that basis (as well as on the basis of other precedents) assert, and a court could sustain the assertion, that the Alterations constitute taxable exchanges.

  Notwithstanding the authorities described in the preceding paragraph, holders of Five-Year Warrants will be able to assert other precedents to support the position that, because the Five-Year Warrants may be exercised at any time without payment of any additional consideration, the benefits and burdens of ownership of the Company Common Stock for which the Five-Year Warrants will be exercisable immediately after the Reorganization will already have vested in holders of the Five-Year Warrants at such time, and therefore, for federal income tax purposes, the Five- Year Warrants will constitute Company Common Stock. Under this view, the Five-Year Warrants would be considered Company Common Stock that is received in the exchange governed by the provisions of Section 351 of the Code for which the tax consequences to holders are described above under "--Holders of Glendale Federal Common Stock and Glendale Federal Preferred Stock". Treasury regulations, however, specifically exclude stock warrants from the category of property that may be received in an exchange governed by Section 351 of the Code without recognition of gain, and the IRS could assert such regulations to support the view that such precedents do not constitute authority for the position that "new" Five-Year Warrants are the equivalent of Company Common Stock received in an exchange governed by Section 351 of the Code.

  If a taxable exchange of Five-Year Warrants or Seven-Year Warrants were deemed to occur, a holder of a Five-Year Warrant or Seven-Year Warrant, as applicable, would be required to recognize capital gain or loss at the Effective Time equal to the difference between the fair market value of the "new" Five-Year Warrant, or "new" Seven-Year Warrant, as applicable, and the holder's adjusted tax basis in the corresponding "old" Five-Year Warrant, or "old" Seven-Year Warrant. If a holder of a Five-Year Warrant or Seven-Year Warrant were required to treat the relevant Alteration as a taxable exchange, the holder would treat the "new" Five-Year Warrant, or "new" Seven-Year Warrant, as applicable, as having a tax basis equal to the fair market value of such "new" Five-Year Warrant or "new" Seven-Year Warrant, and in each case as having a holding period beginning at the Effective Time. If the Alterations were not treated as taxable exchanges, a holder of a Five-Year Warrant or Seven-Year Warrant would incur no federal income tax consequences as a result of the relevant Alteration and would have the same adjusted tax basis and holding period in a Five-Year Warrant or Seven-Year Warrant, respectively, following such Alteration as it had immediately before such Alteration.

  Holders of Five-Year Warrants and Seven-Year Warrants should note that they may avoid the uncertainties discussed above as to whether the Alterations constitute taxable exchanges by exercising their Five-Year Warrants or Seven-Year Warrants, respectively, and receiving Glendale Federal Common Stock prior to the Reorganization, and then pursuant to the Reorganization receiving Company Common Stock. In such case, both the exercise of a Five-Year Warrant or Seven-Year Warrant and the exchange in the Reorganization of the Glendale Federal Common Stock received for Company Common Stock would be tax-free transactions for U.S. federal income tax purposes.

  HOLDERS OF FIVE-YEAR WARRANTS AND SEVEN-YEAR WARRANTS ARE URGED TO CONTACT THEIR OWN TAX ADVISORS REGARDING THE TREATMENT OF THE RELEVANT ALTERATION FOR PURPOSES OF FEDERAL AND OTHER TAX LAWS.

  The Company, Glendale Federal and Interim. No income, gain or loss will be recognized by the Company, Glendale Federal or Interim as a result of the Reorganization.

ACCOUNTING TREATMENT

  The Reorganization will be accounted for in a manner similar to a "pooling of interests" in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." Opinion No. 16 applies to a business combination in which the ownership of two or more companies are combined by the exchange of equity securities. In general, the consolidated capitalization, assets, liabilities, income and financial statements of the Company immediately following the Effective Time of the Reorganization will be substantially the same as those of Glendale Federal immediately prior to the Effective Time of the Reorganization.

                            ADDITIONAL INFORMATION

  GLENDALE FEDERAL'S 1996 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES THE ANNUAL REPORT ON FORM 10-K FILED BY GLENDALE FEDERAL WITH THE OTS FOR ITS FISCAL YEAR ENDED JUNE 30, 1996, HAS PREVIOUSLY BEEN SENT TO GLENDALE FEDERAL STOCKHOLDERS IN CONNECTION WITH THE 1996 ANNUAL MEETING OF STOCKHOLDERS. GLENDALE FEDERAL WILL FURNISH A COPY OF THE 1996 ANNUAL REPORT, WITHOUT CHARGE, UPON THE ORAL OR WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY. REQUESTS SHOULD BE DIRECTED TO JEFFREY MISAKIAN, DIRECTOR, CORPORATE RELATIONS, GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK, 700 NORTH BRAND BOULEVARD, GLENDALE, CALIFORNIA 91203; TELEPHONE (818) 500-2824.

                                       By order of the Board of Directors

                                       /s/ James R. Eller, Jr.

                                       James R. Eller, Jr.
                                       Secretary

June 24, 1997

                                  APPENDIX A
                                  ----------

                     AGREEMENT AND PLAN OF REORGANIZATION

  This Agreement and Plan of Reorganization ("Reorganization Agreement"), dated as of May 28, 1997, is entered into by and among GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK (the "Bank"), GOLDEN STATE BANCORP INC., a Delaware corporation (the "Holding Company"), and GLENDALE INTERIM FEDERAL SAVINGS BANK, an interim federal savings bank which is being formed for the sole purpose of consummating the reorganization provided for herein ("Interim"), on the basis of the following facts:

  A. The parties hereto desire to adopt and enter into this Reorganization Agreement in order to set forth the terms and conditions of the reorganization transactions (the "Reorganization") pursuant to which the Holding Company will become the holding company for the Bank.

  B. The principal results of the Reorganization provided for herein will be that, commencing as of the Effective Time (as defined in Article V below), the issued and outstanding shares of common stock and preferred stock of the Bank will be held, directly or indirectly, by the Holding Company, holders of the issued and outstanding shares of common stock of the Bank (the "Bank Common Stock") will become the holders of the common stock of the Holding Company (the "Holding Company Common Stock") and the holders of the issued and outstanding shares of Noncumulative Preferred Stock, Series E, par value $1.00 per share, of the Bank (the "Bank Preferred Stock") will become the holders of Noncumulative Convertible Preferred Stock, Series A, par value $1.00 per share, of the Holding Company (the "Holding Company Preferred Stock") having rights, preferences, privileges and other terms substantially identical to those of the Bank Preferred Stock.

  C. The Reorganization provided for in this Reorganization Agreement is intended to constitute a tax-free exchange of the type described in Section 351 of the Internal Revenue Code of 1986, as amended.

  THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

MERGER AND CONSOLIDATION OF INTERIM INTO AND WITH THE BANK AND RELATED MATTERS

  1.1. The Merger. At the Effective Time, Interim shall be merged (the "Merger") into the Bank and the separate existence of Interim shall thereupon cease. At the Effective Time, all assets and property (including, but not limited to, real, personal and mixed property, tangible and intangible property, choses in action, rights and credits) then owned by the Bank or Interim, or which would inure to either of them, shall immediately, by operation of law and without necessity of any conveyance, transfer or further action, become the property of the Bank. Commencing as of the Effective Time and continuing thereafter, the Bank shall be deemed to be a continuation of both the Bank and Interim, and the Bank shall succeed to the rights and obligations of Interim and the duties and liabilities connected therewith.

  1.2. Continued Existence of the Bank. Following the Merger, the Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the United States with a federal stock savings bank charter issued by the Office of Thrift Supervision (the "OTS"). The Charter and Bylaws of the Bank, as in effect immediately prior to the Merger, shall continue in full force and effect following the Merger until altered, amended or repealed; provided, however, that following the Effective Time (i) the Bank's Charter will no longer authorize the issuance of the Bank Preferred Stock, (ii) the Bank's Charter will instead authorize the issuance of the new series of preferred stock provided for in Section 2.1.6. hereof having rights, preferences and privileges substantially identical to those of the Bank Preferred Stock and
(iii) all previously adopted Supplementary

Charter Sections relating to series of preferred stock other than that referred to in Section 2.1.6 hereof shall be deemed canceled and eliminated from the Bank's Charter. It is the parties' intention that there be continuity of management and of the operation of the Bank's business. The Bank's name shall not be changed by reason of the Merger.

  1.3. Further Assurances. The Bank and Interim each agree that at any time, or from time to time, as and when requested by the Bank or by its successors or assigns, Interim shall execute and deliver, or cause to be executed and delivered, in its name by its last acting officers or by the corresponding officers of the Bank (Interim hereby authorizing such officers so to act in its name), all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken all such further or other action as the Bank or its successors or assigns may deem necessary or desirable in order to carry out the vesting, perfection, confirmation, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights referred to in this Article I, or otherwise to carry out the intents and purposes of this Reorganization Agreement.

                                  ARTICLE II

                    CONVERSION OF STOCK AND RELATED MATTERS

  2.1. Terms and Conditions of the Merger. The terms and conditions of the Merger, including, but not limited to, the mode of carrying the Merger into effect and the manner and basis of converting the outstanding common and preferred stock of the Bank into the common stock and preferred stock of the Holding Company, and the effect of the Merger on outstanding warrants and options of the Bank, shall be as follows:

    2.1.1. Holding Company Common Stock Held by the Bank. At the Effective Time, all of the shares of the Holding Company Common held by the Bank immediately prior to the Effective Time shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose.

    2.1.2. Bank Common Stock. At the Effective Time, each share of Bank Common Stock issued and outstanding immediately prior to the Effective Time, other than any such shares held by the Bank as treasury shares and any such shares held by a subsidiary of the Bank, shall automatically, by operation of law, be converted into and shall become one share of fully paid non-assessable Holding Company Common Stock. Any shares of Bank Common Stock held by the Bank as treasury shares shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose, and all shares of Bank Common Stock held by any subsidiary of the Bank shall remain outstanding as Bank Common Stock without any change in the number of such shares or in the rights of the holder thereof.

    2.1.3. Bank Preferred Stock. At the Effective Time, each share of Bank Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall automatically, by operation of law, be converted into and shall become one share of fully paid non-assessable Holding Company Preferred Stock having the rights, preferences, privileges and other terms set forth in the form of Certificate of Designation of the Holding Company attached as Exhibit A hereto.

    2.1.4. Five-Year Warrants. At the Effective Time, each of the unexercised, issued and outstanding warrants to acquire shares of Bank Common Stock issued by the Bank pursuant to that certain Warrant Agreement dated as of February 23, 1993, originally entered into between the Bank and Chemical Trust Company of California ("Chemical"), (the "Five-Year Warrants") shall automatically by operation of law and their original terms, and without necessity of any exchange or other action by the holders thereof, become exercisable for the number of shares of Holding Company Common Stock that equals the number of shares of Bank Common Stock for which such warrant was exercisable immediately prior to the Effective Time.

    2.1.5. Seven-Year Warrants. At the Effective Time, each of the unexercised, issued and outstanding warrants to purchase shares of Bank Common Stock issued by the Bank pursuant to that certain Warrant Agreement, dated as of August 15, 1993, originally entered into between the Bank and Chemical, (the

  "Seven-Year Warrants"), shall automatically by operation of law and their original terms, and without necessity of any exchange or other action by the holders thereof, become exercisable for the number of shares of Holding Company Common Stock that equals the number of shares of Bank Common Stock for which such warrant was exercisable immediately prior thereto and on the same terms and conditions and at the same exercise price.

    2.1.6. Interim Common Stock. At the Effective Time, the shares of the common stock, par value $1.00 per share, of Interim issued and outstanding immediately prior to the Effective Time shall automatically by operation of law be converted into and shall become (i) the number of shares of Bank Common Stock that equals, in the aggregate, the number of shares of Bank Common Stock issued and outstanding immediately prior to the Reorganization that were not held by a subsidiary of the Bank, plus (ii) the number of shares of the Noncumulative Preferred Stock, Series 1997-A, par value $1.00 per share, of the Bank (the "Bank Series 1997-A Preferred Stock") equal, in the aggregate, to the number of shares of Bank Preferred Stock issued and outstanding immediately prior to the Effective Time, so that, from and after the Effective Time, all of the issued and outstanding shares of Bank Common Stock (other than shares of Bank Common Stock held by a subsidiary of the Bank) and Bank Series 1997-A Preferred Stock shall be held by the Holding Company. The Bank Series 1997-A Preferred Stock shall have the rights, preferences and other terms set forth in the form of Supplementary Charter Section of the Bank attached as Exhibit B hereto.

    2.1.7. Stock Option Plan. At the Effective Time, each option to purchase shares of Bank Common Stock theretofore granted under the Glendale Federal 1993 Stock Option and Long-Term Performance Incentive Plan, as from time to time amended (the "Plan"), shall, to the extent not theretofore exercised, automatically by operation of law become an option to purchase a number of shares of Holding Company Common Stock equal to the number of shares of Bank Common Stock for which such option was exercisable immediately prior to the Effective Time, on the same terms and conditions and at the same option exercise price as theretofore provided in the option to which such new option relates, and the Holding Company shall assume all of the Bank's obligations with respect to the Plan and each such new option. The name of the Plan shall thereupon be changed to the "Golden State Bancorp Inc. Stock Option and Long-Term Performance Incentive Plan".

    2.1.8. Reservation or Issuance of Stock. At the Effective Time, the Board of Directors of the Holding Company shall be deemed to have reserved and authorized the issuance of the number of shares of Holding Company Common Stock required, and such shares shall automatically be so reserved and authorized, for issuance upon the exercise or conversion of the Five-Year Warrants, the Seven-Year Bank Warrants, the Plan and the options referred to in Section 2.1.7. hereof, the Holding Company Preferred Stock, the 7 3/4% Convertible Subordinated Debentures due 2001 (the "GLENFED Debentures") originally issued by GLENFED, Inc., the former holding company for the Bank, pursuant to the Indenture, dated as of March 15, 1986, between GLENFED, Inc. and Manufacturers Hanover Trust Company, as Trustee, and for any other purpose, equal to the number of shares of Bank Common Stock that the Bank had reserved and authorized the issuance of for such respective purposes immediately prior to the Effective Time.

    2.1.9. Evidence of Ownership. From and after the Effective Time, each holder of an outstanding certificate or certificates which theretofore represented shares of Bank Common Stock or Bank Preferred Stock shall, upon surrender of the same to an exchange agent to be selected by the Bank, or to any other person then acting as transfer agent or exchange agent for the Holding Company Common Stock and the Holding Company Preferred Stock, be entitled to receive, in exchange therefor, a certificate or certificates representing the number of shares of Holding Company Common Stock or Holding Company Preferred Stock, as the case may be, into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with this Article II. Until so surrendered, each such outstanding certificate or certificates which, prior to the Effective Time, represented a number of shares of Bank Common Stock or Bank Preferred Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of shares of Holding Company Common Stock or Holding Company Preferred Stock, as the case may be.

    2.1.10. Full Satisfaction. All shares of Holding Company Common Stock and Holding Company Preferred Stock into which shares of Bank Common Stock and Bank Preferred Stock shall have been converted, respectively, pursuant to this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

    2.1.11. Sole Rights, Etc. At the Effective Time, the holders of certificates formerly representing Bank Common Stock or Bank Preferred Stock outstanding at the Effective Time shall cease to have any rights with respect to such Bank Common Stock or Bank Preferred Stock, and their sole rights from and after the Effective Time shall be with respect to, or through their ownership of, Holding Company Common Stock or Holding Company Preferred Stock into which their shares of Bank Common Stock or Bank Preferred Stock shall have been converted by the Merger.

                                  ARTICLE III

                                  CONDITIONS

  3.1. The obligations of the Bank, the Holding Company and Interim to effect the Merger and otherwise consummate the Reorganization transactions provided for herein shall be subject to the satisfaction of the following conditions at or prior to the Effective Time:

    3.1.1. Board Approval. At or prior to the Effective Time, the respective Boards of Directors of the Bank, the Holding Company and Interim shall each have duly authorized this Reorganization Agreement, and such authorizations shall not have been revoked at or prior to the Effective Time.

    3.1.2. Stockholder Approval. To the extent required by applicable law and regulations, (i) the holders of Bank Common Stock shall have approved this Reorganization Agreement at a duly called meeting of stockholders of the Bank and the holders of two-thirds or more of the Bank Preferred Stock then outstanding shall have approved this Reorganization Agreement at such a meeting or by action of such holders without a meeting, (ii) the stockholders of the Holding Company and Interim shall each have duly approved this Agreement, and (iii) none of such approvals shall have been revoked at or prior to the Effective Time.

    3.1.3. Registration. If in the opinion of legal counsel for the Holding Company such registration is required, the shares of Holding Company Common Stock and Holding Company Preferred Stock to be issued pursuant to the Merger and the shares of Holding Company Common Stock issuable in connection with the exercise or conversion of the Five-Year Warrants, the Seven-Year Warrants, options granted under the Plan, the GLENFED Debentures or any other securities at the time exercisable for or convertible into Holding Company Common Stock shall have been duly registered pursuant to
  Section 5 of the Securities Act of 1933, as amended, and such registration shall not be suspended or revoked at the Effective Time. Further, to the extent required in the opinion of legal counsel for the Holding Company, the Holding Company shall have complied with all applicable state securities laws relating to all of such issuances of Holding Company Common Stock and Holding Company Preferred Stock, the Five-Year Warrants and the Seven-Year Warrants.

    3.1.4. Approvals; Consents. Any and all approvals or consents from the OTS and any other governmental agency having jurisdiction, and any other third parties that are, in the opinion of legal counsel for the Bank, required for the lawful consummation of the Merger and the issuance and delivery of Holding Company Common Stock and Holding Company Preferred Stock as contemplated by this Reorganization Agreement shall have been obtained and shall not have been revoked.

    3.1.5. Tax Status. The Bank shall have received an opinion from legal counsel for the Bank acceptable in form and substance to the Bank, with respect to the matters set forth in Exhibit C hereto.

                                  ARTICLE IV

                             TERMINATION; EXPENSES

  4.1. Termination. This Reorganization Agreement may be terminated at any time prior to the Effective Time, notwithstanding any shareholder approval theretofore obtained, for any reason whatsoever, at the election of any of the Bank, the Holding Company or Interim.

  4.2. No Further Liability. In the event of the termination of this Reorganization Agreement pursuant to this Article IV, this Reorganization Agreement shall be void and of no further force or effect, and there shall be no further liability or obligation of any nature by reason of this Agreement or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents, advisors or stockholders.

  4.3. Costs and Expenses. Each party shall pay all costs and expenses incurred by it in connection with this Reorganization Agreement and the transactions contemplated hereunder.

                                   ARTICLE V

                           EFFECTIVE TIME OF MERGER

  Upon the satisfaction or waiver in accordance with the provisions of this Reorganization Agreement of each of the conditions set forth in Article III hereof, the parties hereto shall execute, and shall cause to be appropriately filed, Articles of Combination and such certificates and further documents as shall be required by the OTS, and shall cause to be filed with such other federal or state regulatory agencies all such certificates and other documents as may be required in the opinion of legal counsel for the Bank or the Holding Company under applicable laws, rules and regulations. Upon approval by the OTS and endorsement of such Articles of Combination by the Office of the Secretary of the OTS, the Merger and the other transactions contemplated by this Reorganization Agreement shall become effective. The "Effective Time" for all purposes hereunder shall be the time at which such endorsement is made by the Office of the Secretary of the OTS.

                                  ARTICLE VI

                                 MISCELLANEOUS

  6.1. Waiver; Amendment. Any of the terms or conditions of this Reorganization Agreement which may legally be waived may be waived at any time by any party hereto which is, or the stockholders of which are, entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, rules, and regulations, by an agreement in writing, executed in the same manner as this Reorganization Agreement.

  6.2. Headings. The section and other headings contained in this Reorganization Agreement are for reference purposes only and shall not be deemed to be part of this Reorganization Agreement.

  6.3. Execution by the Holding Company and Interim. As of the date hereof, Holding Company and Interim have not been incorporated and therefore do not have the legal capacity to execute this Reorganization Agreement. The Bank shall cause the Holding Company and Interim to execute this Reorganization Agreement promptly following their incorporation.

  6.4. Directors. A list of the directors of the Bank, their addresses, and terms of office is attached hereto as Exhibit D and is incorporated herein.

  6.5. Offices. A list of the locations of the offices of the Bank is attached hereto as Exhibit E and is incorporated herein.

  IN WITNESS WHEREOF, the Bank, Interim and the Holding Company have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                          Glendale Federal Bank, Federal
                                           Savings Bank

                                                  /s/ Stephen J. Trafton
                                          By __________________________________
                                            Stephen J. Trafton Chairman of the
                                                Board, President and Chief
                                                     Executive Officer

                                          Golden State Bancorp Inc.

                                                  /s/ Stephen J. Trafton
                                          By:__________________________________
                                            Stephen J. Trafton Chairman of the
                                                Board, President and Chief
                                                     Executive Officer

                                          Glendale Interim Federal Savings
                                           Bank (In Organization)


                                          By:__________________________________
                                               President and Chief Executive
                                                          Officer

                                   EXHIBIT A
                         [TO REORGANIZATION AGREEMENT]

                          CERTIFICATE OF DESIGNATION
                                      OF
                           GOLDEN STATE BANCORP INC.
                                      FOR
                  NONCUMULATIVE CONVERTIBLE PREFERRED STOCK,
                                   SERIES A

  GOLDEN STATE BANCORP INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) thereof,

  HEREBY CERTIFIES:

  That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on June 23, 1997 duly adopted the following resolution creating a series of preferred stock to be designated "Noncumulative Convertible Preferred Stock, Series A" and to consist of 5,000,000 shares:

  WHEREAS, the Certificate of Incorporation of the Company provides that the Company shall have authority to issue up to 50,000,000 shares of preferred stock; and

  WHEREAS, the Certificate of Incorporation of the Company provides that the Board of Directors is authorized to fix by resolution the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, the dividend rate and preference, redemption rights and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series; and

  WHEREAS, the Series A Preferred Stock referred to and provided for herein is to be issued in exchange for outstanding shares of the Noncumulative Preferred Stock, Series E (the "Glendale Federal Series E Preferred Stock") heretofore issued by Glendale Federal Bank, Federal Savings Bank ("Glendale"), which exchange is to be effected in connection with the reorganization transaction (the "Reorganization") pursuant to which the Company is to become the sole stockholder of and holding company for Glendale;

  NOW, THEREFORE, BE IT RESOLVED, that the designation, powers, preferences and relative, participating, optional and other special rights of the Noncumulative Convertible Preferred Stock, Series A, and such qualifications, limitations and restrictions thereof, are as set forth below:

I. DESIGNATION AND RANK.

  There is hereby established a series of shares of preferred stock, which series of preferred stock shall be designated as the "Noncumulative Convertible Preferred Stock, Series A" (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 5,000,000. Each share of Series A Preferred Stock shall have a par value of $1.00 per share and a liquidation preference of $25.00 per share as hereinafter provided.

  The Series A Preferred Stock shall be superior and prior in rank to all classes of common stock of the Company (collectively, the "Common Stock") and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding other than the Series A Preferred Stock and any other class or series of equity securities of the Company that is expressly designated as ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series A Preferred Stock as to either or both of dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Series A Preferred Stock shall be junior to all creditors of the Company. The Common Stock and all other classes and series of equity securities of the Company that do not constitute Parity Stock or Senior Stock are collectively referred to herein as "Junior Stock." There shall be no limitation on the number of shares, series or classes of Parity Stock and Junior Stock that may be created or established.

  The number of shares of Series A Preferred Stock may be increased or decreased from time to time by action of not less than a majority of the members of the board of directors then in office; provided, that no decrease effected solely through such action of the board of directors shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, if any, to purchase shares of Series A Preferred Stock, or upon the conversion of any outstanding securities issued by the Company that are convertible into shares of Series A Preferred Stock.

II. DIVIDENDS.

  A. Payment of Dividends. Holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors or a duly authorized committee thereof, out of funds legally available therefor, noncumulative cash dividends at an annual rate (the "Annual Dividend Rate") of 8.75% of the amount of the per share liquidation preference of the Series A Preferred Stock. Such noncumulative cash dividends shall be payable, if declared, quarterly on January 1, April 1, July 1 and October 1 in each year, or, if such day is not a business day, then on the next business day (each such date being referred to herein as a "Dividend Payment Date"). The first Dividend Payment Date shall be October 1, 1997. Each declared dividend shall be payable to the holders of Series A Preferred Stock of record whose names appear on the stock books of the Company at the close of business on such record dates, not more than 60 calendar days nor less than 30 calendar days preceding the related Dividend Payment Date, as determined by the board of directors or a duly authorized committee thereof (each such date being referred to herein as a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include December 1, March 1, June 1, and September 1 of each year and end on and include the day next preceding the commencement of the next following Dividend Period; provided, that the first Dividend Period shall commence on the day of the commencement of the Dividend Period in which shares of Series A Preferred Stock first shall be issued and outstanding and shall end on and include the last day of such Dividend Period, it being hereby intended that such First Dividend Period shall permit the payment of dividends on the Series A Preferred Stock in the amount sufficient to equal the full dividend in respect of such Dividend Period that would be paid in respect of the Glendale Federal Series E Preferred Stock in exchange for which the Series A Preferred Stock is to be issued if the Series E Preferred Stock had remained outstanding throughout such Dividend Period, but no more than such amount shall be paid in the aggregate in respect of such Dividend Period on the Glendale Federal Series E Preferred Stock and the Series A Preferred Stock taken together.

  The amount of dividends per share for each full Dividend Period shall be computed by dividing by four an amount equal to (i) the Annual Dividend Rate,
(ii) multiplied by the amount of the liquidation preference of such share. Dividends for any period of less than a full three months shall be computed on the basis of a 360-day year composed of twelve 30 day months and the actual number of days elapsed in such period.

  B. Dividends Noncumulative. The right of holders of Series A Preferred Stock to receive dividends shall be noncumulative. Accordingly, if the board of directors or a duly authorized committee thereof does not declare a dividend to be payable in respect of any Dividend Period, the holders of shares of Series A Preferred Stock shall have no right to receive a dividend in respect of such Dividend Period, and the Company shall have no obligation to pay a dividend in respect of such Dividend Period, at any time thereafter, whether or not dividends are declared and payable in respect of any future Dividend Period.

  C. Priority as to Dividends. No full dividends shall be declared or paid or set apart for payment on any class or series of equity securities ranking, as to dividends, on a parity with the Series A Preferred Stock for any Dividend Period (in whole or in part) unless full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for such Dividend Period. If dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) in any Dividend Period upon the Series A Preferred Stock and any other equity security ranking on a parity with the Series A Preferred Stock as to dividends, dividends declared upon shares of Series A Preferred Stock and such other equity security shall be declared pro rata based upon the respective amounts that would have been paid on the Series A Preferred Stock and such other equity security had dividends been paid thereon in full.

  The Company shall not declare, pay or set apart funds for the payment of any dividend or other distribution (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Stock of the Company, or purchase or redeem, or set apart funds for the purchase or redemption of, any such Common Stock or other Junior Stock through a sinking fund or otherwise, (i) unless and until the Company shall have paid full dividends on the Series A Preferred Stock in respect of the four most recent Dividend Periods (or such lesser number of Dividend Periods as shares of Series A Preferred Stock have been outstanding), or funds have been paid over to the dividend disbursing agent of the Company for payment of such dividends (or set apart for such purpose if the Company then has no separate dividend disbursing agent), and (ii) the Company has declared a cash dividend on the Series A Preferred Stock at the Annual Dividend Rate for the current Dividend Period, and sufficient funds have been paid over to the dividend disbursing agent for the Company for the payment of such cash dividend for such current Dividend Period (or set apart for such purpose if the Company then has no separate dividend disbursing agent).

  No dividend shall be paid or set aside for holders of Series A Preferred Stock for any Dividend Period unless full dividends have been paid or set aside for the holders of each class or series of equity securities of the Company, if any, ranking prior to the Series A Preferred Stock as to dividends for such Dividend Period.

III. REDEMPTION.

  A. General. The shares of Series A Preferred Stock are not subject to mandatory redemption, and shall not be redeemable prior to October 1, 1998. On or after October 1, 1998, the Company may, at its option, redeem the shares of Series A Preferred Stock at any time or from time to time, in whole or in part, upon notice as provided in paragraph III.B. below, by resolution of the board of directors, at the following redemption prices per share: If redeemed during the twelve-month period beginning on October 1 of the years indicated below,

                             REDEMPTION                                              REDEMPTION
            YEAR               PRICE                        YEAR                       PRICE
            ----             ----------                     ----                     ----------
            1998             $26.09375                      2001                     $25.43750
            1999             $25.87500                      2002                     $25.21875
            2000             $25.65625                      2003                     $25.00000

and thereafter at a redemption price equal to the $25.00 liquidation preference per share of Series A Preferred Stock plus, in each case, an amount equal to any declared but unpaid dividend, without interest. The holders of shares of the Series A Preferred Stock shall not have the option or right to compel the Company to redeem any shares of Series A Preferred Stock.

  If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Company shall select the shares that are to be redeemed pro rata, by lot or by a substantially equivalent method. On and after the date selected for redemption, dividends shall cease to accrue on the shares of Series A Preferred Stock called for redemption, and such shares shall be deemed no longer to be outstanding; provided, that the redemption price (including any declared but unpaid dividends to the date fixed for redemption) has been duly paid or provided for. If a notice to convert shares of Series A Preferred Stock as provided in paragraph IV.B. below relating to shares of Series A Preferred Stock that are to be redeemed shall be received by the Company, and the certificates representing such shares shall be surrendered to the Company, on or prior to the fifth day immediately preceding the redemption date specified in the Notice of Redemption relating to such shares, then such shares may not be redeemed.

  B. Notice of Redemption. Notice of any redemption, setting forth (i) the date and place fixed for redemption, (ii) the redemption price and (iii) a statement that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the stated date fixed for redemption, shall be mailed, postage prepaid, at least 20 days but not more than 45 days prior to such redemption date to each holder of record of Series A Preferred Stock to be redeemed at his or her address as the same shall appear on the stock books of the Company. If less than all of the shares of Series A Preferred Stock owned by such holder are then to be redeemed, such notice shall specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares.

  If such notice of redemption shall have been so mailed, and if on or immediately preceding the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company separate and apart from its other funds in trust for the account of the holders of the shares of Series A Preferred Stock to be redeemed so as to be and continue to be available therefor, then, on and immediately following such redemption date, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series A Preferred Stock so called for redemption shall be deemed no longer to be outstanding and all rights with respect to such shares of Series A Preferred Stock so called for redemption shall forthwith cease and terminate, except for the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Company) of the certificates for such shares of Series A Preferred Stock.

  In the event that holders of shares of Series A Preferred Stock that shall have been redeemed shall not within two years (or any longer period if required by law) immediately following the redemption date therefor claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Company any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Company for payment of the redemption price thereof, but without interest from the date of redemption.

  C. Status of Shares Redeemed. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired for value by the Company shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Company at any time as shares of any series of preferred stock other than as shares of Series A Preferred Stock.

IV. CONVERSION.

  A. General. Holders of Series A Preferred Stock shall be entitled to convert any or all of their shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock. Shares of Series A Preferred Stock may initially be converted into shares of Common Stock at a conversion price per share of Common Stock (the "Conversion Price") initially as set forth in subparagraph C.(1) below, and subject to adjustment as provided herein. The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be equal to $25.00 divided by the Conversion Price then in effect; provided, that no fractional shares shall be issued upon conversion of any shares of Series A Preferred Stock. If the calculation of the number of shares of Common Stock issuable upon such conversion in accordance with the preceding sentence results in a fraction, an amount shall be paid by the Company in cash to the holder of the shares of Series A Preferred Stock being converted of record as of the date of such conversion based upon the Current Market Price of the Common Stock (determined as provided in subparagraph IV.C. hereof) as of the date of conversion.

  B. Surrender of Certificates. Each conversion of shares of Series A Preferred Stock shall be effected by the surrender of the certificate representing the shares of Series A Preferred Stock to be converted at the office of the Company or trust company appointed by the Company for such purpose (or at such other location or locations in the continental United States as may from time to time be designated by the Secretary of the Company in a notice to the registered holders of shares of Series A Preferred Stock), together with any required stock transfer tax stamps and a written notice by the holder of such Series A Preferred Stock stating such holder's desire to convert such shares into Common Stock, the number (in whole shares) of shares to be converted, and the name or names (with addresses) in which such holder wishes the certificate or certificates for the shares of Common Stock to be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt by the Company of such written notice, each person named in the prescribed notice shall be entitled to become, and shall be registered in the original stock books of the Company as, the record holder of the number of shares of Common Stock issuable upon such conversion. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are to be converted by a holder, upon such conversion the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the shares of Series A Preferred Stock not so converted. If the Company calls for the redemption of any shares of Series A Preferred Stock, the rights of conversion provided for herein shall cease and terminate, as to the shares designated for such redemption, at the close of business on the fifth day immediately preceding the redemption date specified in the notice provided in paragraph III.B., unless the Company defaults in the payment of the redemption price therefor.

  C. Conversion Price Determination and Adjustment.

    (1) The Conversion Price shall be equal to $10.40.

    (2) In the event the Company shall, at any time or from time to time while any shares of Series A Preferred Stock are outstanding, (i) declare and pay a dividend on its Common Stock that is payable in shares of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of or capital reorganization relating to its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Company that such holder would have owned immediately following, and as a result of, such action had such shares of Series A Preferred Stock been converted immediately prior to the record date for such action (or if no record date is established in connection with such event, the effective date for such action). An adjustment made pursuant to this subparagraph C.(2) shall become effective immediately following the record date in the event of a stock dividend and shall become effective immediately following the effective date in the event of any subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph C.(2), the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the board or directors (whose determination with respect to the matter shall be conclusive and shall be described in a resolution adopted with respect thereto) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock.

    (3) In the event that the Company shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of reclassification, recapitalization, merger or otherwise, any right or warrant to purchase shares of Common Stock at a purchase price per share that is less than the Current Market Price of a share of Common Stock on the record date for such dividend or distribution or if, upon the occurrence of some event, holders of then outstanding rights or warrants become entitled by the terms of such rights or warrants to purchase shares of Common Stock at such a purchase price, then the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the day immediately preceding such record date or event plus the number of shares of Common Stock that could be purchased at the Current Market Price of a share of Common Stock on such record date or event for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding on the day immediately preceding such record date or event plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights or warrants, such adjustment to become effective immediately prior to the opening of business on the day immediately following such record date or event.

    (4) In the event that the Company shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of reclassification, recapitalization, merger or otherwise, any evidence of indebtedness or assets (including rights or warrants to purchase capital stock or other securities, but excluding any rights or warrants referred to in subparagraph C.(3) hereof, any dividend or distribution paid in cash out of the surplus or retained earnings of the Company and any dividend or distribution referred to in subparagraph C.(2) hereof), then the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the Current Market Price of a share of Common Stock on the record date for such issuance, less the fair market value (as determined by the board of directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock, and the denominator of which shall be the Current Market Price of a share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day immediately following such record date.

    (5) In the event the Company shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock referred to in subparagraph C.(3) hereof and other than pursuant to any dividend reinvestment plan or employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement of the Company or any subsidiary of the Company heretofore or hereafter adopted) for consideration having a fair market value (as determined by the board of directors, whose determination of the matter shall be conclusive) on the date of such issuance, sale or exchange less than the Current Market Price of such shares on the date of such issuance, sale or exchange, then the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Current Market Price of the shares of Common Stock outstanding on the day the first public announcement of such issuance, sale or exchange plus (ii) the fair market value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock (including any amount received by the Company in connection with the issuance of a right or warrant), and the denominator of which shall be the product of (A) the Current Market Price of a share of Common Stock on the day the first public announcement of such issuance, sale or exchange, multiplied by (B) the sum of the number of shares of Common Stock outstanding on such day and the number of shares of Common Stock so issued, sold or exchanged by the Company, such adjustment to become effective immediately prior to the opening of business on the day immediately following the date of such issuance.

    (6) For all purposes relating to the Series A Preferred Stock: the "Current Market Price" of a security on any day shall mean the average of the Closing Prices (as hereinafter defined) of such security for the ten consecutive Trading Days (as hereinafter defined) ending on the Trading Day immediately preceding the day in question; the "Closing Price" of a security shall mean the last sale price for such security as shown on the New York Stock Exchange Composite Transactions Tape, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for such security on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the National Association of Securities Dealers Automated Quotations National Market System, or, if such security is not quoted on such National Market System, then the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the board of directors of the Company for such purposes (other than the Company or any affiliate thereof); and "Trading Day" shall mean a day on which the New York Stock Exchange or, if such security is not listed or admitted to trading thereon, the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not so listed or admitted, then any day that is not a Saturday, Sunday or other day on which depositary institutions in the City of Los Angeles or the City of New York are authorized or obligated by law to close.

    (7) Whenever the Conversion Price is adjusted as provided herein, the Company shall (i) compute the adjusted Conversion Price and cause to be prepared a certificate signed by the chief financial or accounting officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof, (ii) file such certificate with the transfer agent for the Series A Preferred Stock, and (iii) notify the registered holders of the Series A Preferred Stock of such adjustment and the adjusted Conversion Price.

    (8) Notwithstanding the provisions of this paragraph IV.C., no adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made) would require an increase or decrease of at least one percent (1%) in the Conversion Price; provided, that any adjustments which by reason of this subparagraph IV.C.(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of this paragraph IV.C., the Company shall not be required to make any adjustment to the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional accounts in shares of Common Stock under such plan. The Company may make such adjustments in the Conversion Price, in addition to those required by this paragraph IV.C., as it considers to be advisable in order to avoid or diminish any income tax to holders of the Series A Preferred Stock resulting from any dividend or distribution or other reason. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph IV.C. and its actions in doing so shall be final and conclusive.

  D. Consolidation, Merger or Certain Other Actions. In the event of a consolidation or merger or similar transaction (however named) pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for, or changed, reclassified or converted into other stock or securities, or cash or other property, or any combination thereof ("Consideration"), there shall be no adjustment to the Conversion Price by virtue thereof, but the outstanding shares of Series A Preferred Stock shall be assumed by and shall become preferred stock of any successor or resulting entity (including the Company and any entity that directly or indirectly owns all or any part of the outstanding capital stock of such successor or resulting entity), having in respect of such entity insofar as possible the same powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided hereby, into the Consideration so receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder failed to exercise any rights of election to receive any kind or amount of Consideration receivable upon such transaction. If the Company shall enter into any agreement providing for any such transaction, then the Company shall as soon as practicable thereafter give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock.

  E. Reserved Shares. The Company shall reserve out of the authorized but unissued shares of its Common Stock, sufficient shares of such Common Stock to provide for the conversion of shares of Series A Preferred Stock from time to time as such shares of Series A Preferred Stock are presented for conversion. The Company shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Series A Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

  F. Repayment of Certain Dividends to the Company. Any funds that at any time shall have been deposited by the Company or on its behalf with a paying or disbursing agent for the purpose of paying dividends on any shares of Series A Preferred Stock which shall not be required for such purpose because of the conversion of such shares of Series A Preferred Stock shall forthwith after such conversion be repaid to the Company by such paying or disbursing agent.

V. LIQUIDATION PREFERENCE.

  A. Liquidating Distributions. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the Company legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of such assets or proceeds shall be made to holders of shares of Common Stock or any other Junior Stock (subject to the rights of the holders of any class or series of equity securities having preference with respect to distributions upon liquidation and the Company's general creditors, including its depositors), liquidating distributions in the amount of $25.00 per share, plus an amount per share equal to any dividends theretofore declared but unpaid, without interest.

  If the amounts available for distribution in respect of shares of Series A Preferred Stock and any other outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all of the outstanding shares of Series A Preferred Stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

  After payment of the full amount of the liquidating distribution to which they are entitled pursuant to this paragraph V.A., the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any liquidation distribution of assets by the Company. All distributions made in respect of Series A Preferred Stock in connection with such a liquidation, dissolution or winding up of the Company shall be made pro rata to the holders entitled thereto.

  B. Consolidation, Merger or Certain Other Actions. Neither the merger or other business combination of the Company with or into any other person, nor the sale of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this paragraph V.

VI. VOTING RIGHTS.

  A. General. The holders of Series A Preferred Stock shall not be entitled to any voting rights, except to the extent, if any, required by applicable law or as set forth below in this paragraph VI.

  B. Right to Elect Directors. If dividends on the shares of Series A Preferred Stock shall not have been paid for six Dividend Periods the authorized number of directors of the Company shall thereupon be increased by two. Subject to compliance with any requirement for regulatory approval of (or non-objection to) persons serving as directors, the holders of shares of Series A Preferred Stock, voting together as a class with the holders of any other stock constituting Parity Stock as to dividends and upon which the same voting rights as those of the Series A Preferred Stock have been conferred and are irrevocable, shall have the exclusive right to elect the two additional directors at the Company's next annual meeting of shareholders and at each subsequent annual meeting until dividends have been paid or declared on the Series A Preferred Stock and set apart for payment for four consecutive Dividend Periods. Such directors shall be deemed to be in a class separate from the classes of directors established by Article Six of the Certificate of Incorporation of the Company. The term of such directors elected thereby shall terminate upon the payment or the declaration and setting aside for payment of full dividends on the Series A Preferred Stock for four consecutive Dividend Periods.

  C. Certain Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not (1) without the consent or vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class, (a) amend, alter, or repeal or otherwise change any provision of the Certificate of Incorporation of the Company or this Section of the Certificate of Designation if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock, or (b) authorize, create, issue or increase the authorized or issued amount of any class or series of any equity securities of the Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Company, ranking prior to the Series A Preferred Stock, either as to dividend rights or rights on liquidation, dissolution or winding up of the Company; or (2) without the consent or vote of the holders of at least fifty percent of the outstanding shares of Series A Preferred Stock, voting separately as a class, incur any Indebtedness which is senior in right of payment to the Series A Preferred Stock. For purposes of this paragraph VI.C., "Indebtedness" shall mean (i) indebtedness for money borrowed, (ii) indebtedness evidenced by notes, debentures, bonds or other securities, and (iii) any renewals, deferrals, increases or extensions of indebtedness of the kinds described in the preceding clauses (i) and (ii), but shall not include any of the foregoing types of indebtedness incurred by a subsidiary of the Company, or the proceeds of which are to be applied to redeem or repurchase all then outstanding shares of Series A Preferred Stock.

  The creation or issuance of stock that is Parity Stock or Junior Stock in respect of the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company, or a merger, consolidation, reorganization or other business combination in which the Company is not the surviving or successor entity, or an amendment that increases the number of authorized shares of Series A Preferred Stock or substitutes the surviving entity in a merger or consolidation for the Company, shall not be deemed to be a material and adverse change requiring a vote of the holders of shares of Series A Preferred Stock pursuant to this paragraph VI.C.

VII. NO SINKING FUND.

  No sinking fund shall be established for the retirement or redemption of shares of Series A Preferred Stock.

VIII. PREEMPTIVE RIGHTS.

  No holder of shares of Series A Preferred Stock shall have any preemptive rights in respect of any shares of the Company that may be issued.

IX. NO OTHER RIGHTS.

  The shares of Series A Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional and other special rights except as set forth in the Certificate of Incorporation, including this Certificate of Designation or as otherwise required by law.

X. COMPLIANCE WITH APPLICABLE LAW.

  Payments by the Company to holders of Series A Preferred Stock in respect of dividends or the redemption of shares of Series A Preferred Stock shall be subject to any restrictions and limitations placed on capital distributions by the Company under applicable law and regulations.

  IN WITNESS WHEREOF, Golden State Bancorp Inc. has caused this Certificate of Designation to be duly executed by Stephen J. Trafton, its Chairman of the Board, Chief Executive Officer and President, and attested to by James R. Eller, Jr., its Secretary, as of June 23, 1997.

                                          Golden State Bancorp Inc.

                                                  /s/ Stephen J. Trafton
                                          By:__________________________________
                                            Stephen J. Trafton Chairman of the
                                            Board, Chief Executive Officer and
                                                         President

Attest:

       /s/ James R. Eller, Jr.
By:__________________________________
   James R. Eller, Jr., Secretary

           [ADDITIONAL EXHIBITS TO REORGANIZATION AGREEMENT OMITTED]

                                  APPENDIX B
                                  ----------

                         CERTIFICATE OF INCORPORATION
                                      OF
                           GOLDEN STATE BANCORP INC.

  FIRST: The name of this corporation is "Golden State Bancorp Inc."

  SECOND: The address of this corporation's registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

  THIRD: The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is one hundred fifty million (150,000,000), of which one hundred million (100,000,000) shall be common stock, par value $1.00 per share, and fifty million (50,000,000) shall be serial preferred stock, par value $1.00 per share.

  The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

  FIFTH: The name and mailing address of the incorporator of this corporation is:

    Glendale Federal Bank, Federal Savings Bank
    414 North Central Avenue
    Glendale, California 91203

  SIXTH: The business and affairs of this corporation shall be under the direction of a board of directors. The authorized number of directors shall in no case be fewer than five nor more than fifteen. The exact number of directors is hereby initially fixed at nine, but may be changed to different numbers from time to time by the board of directors pursuant to resolutions adopted by the affirmative vote of a majority of the entire board of directors.

  A. Election of Directors. The directors of this corporation shall be divided into three classes, as nearly equal in number as possible: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the annual meeting next following the end of the calendar year 1996, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the calendar year 1996, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the calendar year 1996.

  At each annual election commencing at the first annual meeting of stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes of directors.

  Notwithstanding the requirement that the three classes of directors shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal. Stockholders shall be entitled to cumulate votes in the election of directors in the manner provided in Section 214 of the Delaware General Corporation Law.

  B. Newly Created Directorships and Vacancies. Any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the directors or sole remaining director so to act, by the stockholders at the next election of directors; provided, that if the holders of any class or classes of stock or series thereof of this corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the board of directors, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one class, the increase or decrease may be allocated to any such class the board of directors selects in its discretion. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

  C. Removal. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the corporation and such adjudication is no longer subject to direct appeal.

  SEVENTH:

  A. Higher Vote Required for Certain Business Combinations. In addition to any affirmative vote of holders of a class or series of capital stock of this corporation required by law or the provisions of this Certificate of Incorporation and except as otherwise expressly provided in Paragraph B of this Article SEVENTH, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall be approved only upon the affirmative vote of the holders of at least two-thirds of the Voting Stock (as hereinafter defined) of this corporation voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or regulation.

  B. When higher vote is not required. The provisions of Paragraph A of this Article SEVENTH shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law, regulation or any other provision of this Certificate of Incorporation, if all of the conditions specified in any one of the following Subparagraphs (i), (ii) or (iii) are met:

    (i) Approval by Directors. The Business Combination has been approved by a vote of a majority of all the Continuing Directors (as hereinafter defined); or

    (ii) Combination with Subsidiary. The Business Combination is solely between this corporation and a subsidiary of this corporation and such Business Combination does not have the direct or indirect effect set forth in Subparagraph C(ii)(e) of this Article SEVENTH; or

    (iii) Price and Procedural Conditions. The proposed Business Combination will be consummated within three years after the date the Related Person became a Related Person (the "Determination Date") and all of the following conditions have been met:

      (a) The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of common stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (x) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person for any shares of common stock acquired by it, including those shares acquired by the Related Person before the Determination Date, or (y) the fair market value of the common stock of the corporation (as determined by the Continuing Directors) on the date the Business Combination is first proposed (the "Announcement Date").

      (b) The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of any class or series of preferred stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (x) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person for any shares of such class or series of preferred stock acquired by it, including those shares acquired by the Related Person before the Determination Date; (y) the fair market value of such class or series of preferred stock of the corporation (as determined by the Continuing Directors) on the Announcement Date; and (z) the highest preferential amount per share of such class or series of preferred stock to which the holders thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (regardless of whether the Business Combination to be consummated constitutes such an event).

      (c) The consideration to be received by holders of a particular class or series of outstanding common or preferred stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

      (d) No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.

      (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions, although such proxy or information statement need only be filed with the Securities and Exchange Commission if a filing is required by such Act or subsequent provisions) and shall contain at the front thereof in a prominent place the recommendation, if any, of the Continuing Directors as to the advisability or inadvisability of the Business Combination and of any investment banking firm selected by a majority of the Continuing Directors as to the fairness of the Business Combination from the point of view of the stockholders of the corporation other than the Related Person.

  C. Certain Definitions. For purposes of this Article SEVENTH:

    (i) The term "person" shall mean any individual, corporation, partnership, limited liability company, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of "persons" acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities of the corporation, including any group of "persons" seeking to combine or pool their voting or other interests in the equity securities of the corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

    (ii) "Business Combination" shall mean any of the following transactions, when entered into by this corporation or a subsidiary of this corporation with, or upon a proposal by, a Related Person:

      (a) the acquisition, merger or consolidation of this corporation or any subsidiary of this corporation; or

      (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of this corporation or any subsidiary of this corporation having an aggregate fair market value of $25 million or more; or

      (c) the issuance or transfer by this corporation or any subsidiary of this corporation (in one or a series of transactions) of securities of this corporation or that subsidiary having an aggregate fair market value of $25 million or more; or

      (d) the adoption of a plan or proposal for the liquidation or dissolution of this corporation; or

      (e) the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of this corporation or any subsidiary of this corporation; or

      (f) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing or any amendment or repeal of this Article SEVENTH.

    (iii) "Related Person" shall mean any person (other than this corporation, a subsidiary of this corporation, or any profit sharing, employee stock ownership or other employee benefit plan of this corporation or a subsidiary of this corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1, 1997) of more than ten percent (10%) of the outstanding Voting Stock of this corporation, and any Affiliate or Associate of any such person.

    (iv) "Continuing Director" shall mean any member of the board of directors of this corporation who is not affiliated with a Related Person and who was a member of the board of directors of this corporation immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the board of directors of this corporation.

    (v) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on January 1, 1997.

    (vi) "Extraordinary Event" shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of all Continuing Directors:

      (a) any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding preferred stock; or

      (b) any reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock); or

      (c) any failure to increase the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the common stock; or

      (d) the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation or any subsidiary of this corporation, whether in anticipation of or in connection with the Business
    Combination or otherwise.

    (vii) A majority of all Continuing Directors shall have the power to make all determinations with respect to this Article SEVENTH, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such Continuing Directors shall be conclusive and binding.

    (viii) "Voting Stock" shall mean all outstanding shares of the common or preferred stock of this corporation entitled to vote generally in the election of directors and each reference to a proportion of Voting Stock shall refer to shares constituting such proportion of the number of shares entitled to be cast, excluding all shares beneficially owned or controlled by the Related Person.

    (ix) In the event of any Business Combination in which this corporation survives, the phrase "consideration other than cash" as used in Paragraphs B(iii)(a) and B(iii)(b) of this Article SEVENTH shall include the shares of common stock and/or the shares of any class of preferred or other stock retained by the holders of such shares.

  D. No Effect on Fiduciary Obligations of Related Persons. Nothing contained in this Article SEVENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

  EIGHTH: Special meetings of the stockholders may be called by the Chairman of the Board of Directors of this Corporation or by a majority of the directors then in office.

  NINTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding the foregoing, the affirmative vote of the holders of at least two-thirds (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast at a legal meeting shall be required to amend, repeal or adopt any provisions inconsistent with Articles SIXTH, SEVENTH, EIGHTH, this Article NINTH and Articles TENTH, ELEVENTH, TWELFTH, THIRTEENTH and FOURTEENTH of this Certificate of Incorporation.

  TENTH: Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast at a legal meeting of stockholders or by a resolution adopted by a majority of the directors then in office.

  ELEVENTH: Any action required to be taken or which may be taken at any annual or special meeting of the stockholders of this corporation may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of this corporation entitled to vote thereon.

  TWELFTH: Stockholder nominations of persons for election as directors of this corporation and stockholder proposals must, in order to be voted upon, be made in writing and delivered to the secretary of this corporation at least five days, or such other period as may be provided in the bylaws, prior to the date of the meeting at which such nominations or proposals are proposed to be voted upon.

  THIRTEENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

  FOURTEENTH: A. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be within the scope of his or her authority and in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be within the scope of his or her authority and in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  B. Actions or Suits by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be within the scope of his or her authority and in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

  C. Indemnification for Costs, Charges and Expenses of Successful
Party. Notwithstanding the other provisions of this Article FOURTEENTH, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections A and B of this Article FOURTEENTH, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

  D. Determination of Right to Indemnification. Any indemnification under Sections A and B of this Article FOURTEENTH (unless ordered by a court) shall be paid by the corporation unless a determination is made (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or if such majority of disinterested directors so directs, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Sections A and B of this Article FOURTEENTH.

  E. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections A or B of this Article FOURTEENTH in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only on receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article FOURTEENTH. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the corporation, authorize the corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

  F. Procedure for Indemnification. Any indemnification under Sections A, B or C, or advance of costs, charges and expenses under Section E of this Article FOURTEENTH shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article FOURTEENTH shall be enforceable by the director or officer in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section E of this Article FOURTEENTH where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Sections A or B of this Article FOURTEENTH, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections A or B of this Article FOURTEENTH, or the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  G. Settlement. The corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections A or B of this Article FOURTEENTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

  H. Subsequent Amendment. No amendment, termination or repeal of this Article FOURTEENTH or of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any director or officer of the corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

  I. Other Rights: Continuation of Right to Indemnification. The indemnification provided by this Article FOURTEENTH shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article FOURTEENTH shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article FOURTEENTH shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Article FOURTEENTH is in effect. This Article FOURTEENTH shall be binding upon any successor corporation to this corporation, whether by way of acquisition, merger, consolidation or otherwise.

  J. Savings Clause. If this Article FOURTEENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article FOURTEENTH that shall not have been invalidated and to the full extent permitted by applicable law.

  K. Subsequent Legislation. If the Delaware General Corporation Law is hereafter amended to further expand the indemnification permitted to directors and officers of the corporation, then the corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  THE UNDERSIGNED, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make, file and record this Certificate of Incorporation, hereby declaring and certifying that this is its act and deed and that the facts stated herein are true this 28th day of May 1997.

                                          Glendale Federal Bank, Federal
                                           Savings Bank

                                                  /s/ Stephen J. Trafton
                                          By: _________________________________
                                          Name:Stephen J. Trafton
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and
                                                 President

                                          Attest:


                                                  /s/ James R. Eller, Jr.
                                          By: _________________________________
                                          Name:James R. Eller, Jr.
                                          Title: Secretary

                                  APPENDIX C
                                  ----------

                      BYLAWS OF GOLDEN STATE BANCORP INC.

                                   ARTICLE I

                                    OFFICES

  SECTION 1. Registered Office. Golden State Bancorp Inc. (hereinafter referred to as the "Corporation") shall at all times maintain a registered office in the State of Delaware, which, except as otherwise determined by the Board of Directors of the Corporation (hereinafter referred to as the "Board"), shall be in the City of Wilmington, County of New Castle.

  SECTION 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board shall from time to time designate or the business of the Corporation shall require.

                                  ARTICLE II

                                 STOCKHOLDERS

  SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such places within or without the State of Delaware as may from time to time be designated by the Board and specified in the notice of meeting.

  SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at 10:00 a.m. on the fourth Tuesday of October, if not a legal holiday, and if a legal holiday, then on the next day following such day which is not a legal holiday, or at such other date and time as the Board may determine and specify in the notice of the meeting.

  SECTION 3. Special Meetings. A special meeting of the stockholders may be called by the Chairman of the Board of Directors of the Corporation or a majority of the Board then in office, and shall be called by the Chairman of the Board of Directors of the Corporation or by a majority of the Board of Directors upon the written request of the holders of not less than 10% of the outstanding capital stock of the Corporation entitled to vote at a meeting. Business transacted at any special meeting of the stockholders shall be confined to the purpose or purposes stated in the notice of such meeting.

  SECTION 4. Conduct of Meetings. Annual and special meetings of the stockholders shall be conducted in accordance with Delaware law unless otherwise prescribed by the Bylaws. The Chairman of the Board, or in the absence of the Chairman of the Board, the highest ranking officer of the Corporation who is present, or such other person as the Board shall have designated, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, if present at the meeting, shall be the secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the stockholders, unless otherwise prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of business and the procedure at the meeting.

  SECTION 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the stockholders is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary or the directors requesting the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any meeting of the stockholders, either annual or special, is adjourned for more than thirty days or if, after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any other adjourned meeting of the stockholders, other than an announcement at the meeting at which such adjournment is taken.

  SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose under Delaware law, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days and not less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

  SECTION 7. Voting Lists. The Secretary of the Corporation, or other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least ten days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting as required by applicable law. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder present at the meeting. The stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the stock transfer books, or to vote in person or by proxy at any meeting of stockholders.

  SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum at a meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

  SECTION 9. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and complying with the requirements of Delaware law.

  SECTION 10. Voting by the Corporation. Neither treasury shares of its own capital stock held by the Corporation, nor shares held by another corporation, a majority of the shares of which entitled to vote for the election of directors are held by the Corporation, shall be entitled to vote or be counted for quorum purposes at any meeting of the stockholders; provided, however, that the Corporation may vote shares of its capital stock held by it, or by any such other corporation, if such shares of capital stock are held by the Corporation or such other corporation in a fiduciary capacity.

  SECTION 11. New Business. At any meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the meeting (a) by, or at the direction of, the majority of the Board of Directors, (b) by the Chairman or (c) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section. For a proposal to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than five days prior to the scheduled annual meeting at which the business or proposal is proposed to be presented, regardless of any postponements or adjournments of that meeting to a later date.

  The provisions of this Section shall not prevent the consideration and approval or disapproval at the stockholders' meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

  SECTION 12. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter of such action.

  SECTION 13. Inspectors of Election. In advance of any meeting of stockholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the presiding officer of any such meeting may, and on the request of any stockholder or a stockholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. The duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of the proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result, and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

                                  ARTICLE III

                              BOARD OF DIRECTORS

  SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board shall annually elect a Chairman of the Board and a President, and may elect one or more Vice Chairmen of the Board from among its members, and shall designate, when present, either the Chairman or the President or a Vice Chairman to preside at its meetings.

  SECTION 2. Number. The Board shall consist of not less than five nor more than fifteen members. The exact number of directors has been initially fixed in the Corporation's Certificate of Incorporation at nine, but may be changed from time to time by the Board pursuant to resolutions adopted by a majority of the entire Board.

  SECTION 3. Election of Directors. The Board shall be divided into three classes, as nearly equal in number as possible: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting of the stockholders at which such director was elected; provided, however, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the annual meeting next following the end of the calendar year 1996, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the calendar year 1996, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the calendar year 1996.

  At each annual election commencing at the first annual meeting of the stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

  Notwithstanding the requirement that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal. Stockholders shall be entitled to cumulate their votes in the election of directors in the manner provided in Section 214 of the Delaware General Corporation Law.

  SECTION 4. Nomination of Directors. Nominations of candidates for election as directors at any meeting of stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors, or (ii) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors.

  Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than five days prior to the scheduled date for meeting, regardless of any postponements or adjournments of that meeting to a later date. The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section.

  SECTION 5. Regular Meetings. Meetings of the Board shall be held at such time, and at such places within or without the State of Delaware, as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place has been fixed.

  Members of the Board of Directors may participate in regular meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

  SECTION 6. Special Meetings. Special Meetings of the Board may be called by or at the request of the Chairman of the Board, the President or a majority of the directors. The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by such persons.

  Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

  SECTION 7. Notice. Written notice of any special meeting of the Board shall be given to each director at least one day prior thereto delivered personally, by facsimile or by telegram or at least 2 days prior thereto delivered by a guaranteed overnight delivery service or at least five days prior thereto delivered by mail at the last address given by the director to the Corporation for such purpose. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, if mailed, when deposited with the delivery service, if sent by guaranteed overnight delivery, when the facsimile confirmation is received, if sent by facsimile or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except in the event a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

  SECTION 8. Quorum. A majority of the number of directors fixed pursuant to
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

  SECTION 9. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

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  SECTION 10. Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

  SECTION 11. Resignation. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman of the Board, the President or the Board. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

  SECTION 12. Vacancies. Any vacancy occurring in the Board may be filled in accordance with the Certificate of Incorporation.

  SECTION 13. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board may determine. Directors may also, subject to applicable law, be entitled to receive stock options and benefits under a retirement plan.

  SECTION 14. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

  SECTION 15. Removal. At a meeting of stockholders called expressly for that purpose, a director may be removed only for cause as determined by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

                                  ARTICLE IV

                        EXECUTIVE AND OTHER COMMITTEES

  SECTION 1. Appointment. The Board, by resolution adopted by a majority of the Board, may designate the Chief Executive Officer and two or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by law or regulation, except to the extent provided by law.

  SECTION 2. Authority. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Certificate of Incorporation or the Bylaws.

  SECTION 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee shall hold office until a successor is designated as a member of the Executive Committee.

  SECTION 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive

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Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

  Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

  SECTION 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

  SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

  SECTION 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the Board.

  SECTION 8. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Board, the President or the Board. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

  SECTION 9. Procedure. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedures which shall not be inconsistent with the Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information.

  SECTION 10. Other Committees. The Board may by resolution establish any of an audit committee, a nominating committee or such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

                                   ARTICLE V

                                   OFFICERS

  SECTION 1. Positions. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer or a Vice President in charge of financial matters, each of whom shall be elected by the Board. Any number of such offices may be held by the same person. The Board may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or such other designation as the Board may determine. The Board may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.

  SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not by itself create any contractual rights. The Board may authorize the Corporation to enter into an employment contract with any officer, but no contract shall impair the right of the Board to remove any officer at any time in accordance with Section 3 of this Article V.

  SECTION 3. Removal. Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

  SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority vote of the Board for the unexpired portion of the term.

  SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board or its delegees.

                                  ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

  SECTION 1. Contracts. To the extent permitted by applicable law, the Certificate of Incorporation or the Bylaws, the Board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

  SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

  SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board.

  SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board may select.

                                  ARTICLE VII

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

  SECTION 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or any other officer of the Corporation authorized by the Board, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares issued and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe as sufficient to indemnify the Corporation against any claim that may be made against it on account of such loss, theft or destruction.

  SECTION 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                 ARTICLE VIII

                           FISCAL YEAR, ANNUAL AUDIT

  The fiscal year of the Corporation shall end on the 30th day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                  ARTICLE IX

                                   DIVIDENDS

  Subject to applicable law, the Certificate of Incorporation or the Bylaws, the Board may, from time to time, declare and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.

                                   ARTICLE X

                                CORPORATE SEAL

  The corporate seal of the Corporation shall be in such form as the Board shall prescribe.

                                  ARTICLE XI

                                  AMENDMENTS

  Bylaws may be adopted, amended or repealed by the vote of two thirds of the outstanding stock of the Corporation entitled to vote thereon or by a resolution adopted by a majority of the directors then in office.

                                  ARTICLE XII

                                INDEMNIFICATION

  SECTION 1. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be within the scope of his or her authority and in, or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  SECTION 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

  SECTION 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article XII, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article XII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

  SECTION 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article XII (unless ordered by a court) shall be paid by the Corporation unless a determination is made by (i) the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or if such majority of disinterested directors so directs, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article XII.

  SECTION 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 or 2 of this Article XII in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article
XII. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

  SECTION 6. Procedure for Indemnification. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this
Article XII shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article XII shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this
Article XII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article XII, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article XII, nor the fact that there has been an actual determination by the Corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  SECTION 7. Settlement. The Corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections 1 or 2 of this Article XII, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

  SECTION 8. Subsequent Amendment. No amendment, termination or repeal of this
Article XII or of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

  SECTION 9. Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article XII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article XII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article XII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this
Article XII is in effect. Any repeal or modification of this Article XII or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of a director, officer, employee or agent or the obligations of the Corporation arising hereunder.

This Article XII shall be binding upon any successor Corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

  SECTION 10. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, limited liability partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article XII; provided, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the directors.

  SECTION 11. Savings Clause. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fine and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the full extent permitted by applicable law.

  SECTION 12. Subsequent Legislation. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to further expand the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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